Filed Pursuant to Rule 424(b)(2)
File No. 333-163489

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 21, 2012

Prospectus Supplement to Prospectus dated December 4, 2009.

$

Target Corporation

          % Notes due 2042

        Target Corporation will pay interest on the notes on                    and                    of each year, beginning                    , 2013. The notes will mature on                     , 2042. We may redeem the notes at our option at any time, either in whole or in part, at the redemption price described in this prospectus supplement. If a change of control triggering event as described herein occurs, unless we have exercised our option to redeem the notes, we will be required to offer to repurchase the notes at the price described in this prospectus supplement.

        The notes are being offered for sale in the United States and certain jurisdictions outside the United States in which it is lawful to make such offers. The notes will not be listed on any securities exchange.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note		Total
Public offering price		%	$
Underwriting discount		%	$
Proceeds, before expenses, to Target Corporation		%	$

        The public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from June     , 2012.

        The notes will be delivered in book-entry form only through the facilities of The Depository Trust Company, including for the accounts of Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Clearstream Banking, société anonyme, against payment in New York on or about June     , 2012.

Joint Book-Running Managers

BofA Merrill Lynch	Barclays	J.P. Morgan
Citigroup		Goldman, Sachs & Co.

Prospectus Supplement dated June     , 2012.

        You should read this prospectus supplement along with the accompanying prospectus dated December 4, 2009. This prospectus supplement and the accompanying prospectus form one single document and both contain information you should consider when making your investment decision. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. If the information contained in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of their respective dates.

        The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

THE COMPANY

        Target Corporation operates large-format general merchandise discount stores in the United States. As of April 28, 2012, we operated 1,764 stores in 49 states. We operate as three reportable segments: U.S. Retail; U.S. Credit Card; and Canadian.

        Our U.S. Retail Segment includes all of our merchandising operations, including our fully integrated online business. We offer both everyday essentials and fashionable, differentiated merchandise at discounted prices. Our ability to deliver a shopping experience that is preferred by our customers, referred to as "guests," is supported by our strong supply chain and technology infrastructure, a devotion to innovation that is ingrained in our organization and culture, and our disciplined approach to managing our current business and investing in future growth. As a component of the U.S. Retail Segment, our online presence is designed to enable guests to purchase products seamlessly either online or by locating them in one of our stores with the aid of online research and location tools. Our online shopping site offers similar merchandise categories to those found in our stores, excluding food items and household essentials.

        Our U.S. Credit Card Segment offers credit to qualified guests through our branded proprietary credit cards, the Target Visa and the Target Card. Additionally, we offer a branded proprietary Target Debit Card. Collectively, these REDcards® help strengthen the bond with our guests, drive incremental sales and contribute to our results of operations.

        Our Canadian Segment was initially reported in the first quarter of 2011 as a result of our purchase of leasehold interests in Canada from Zellers, Inc. This segment includes costs incurred in the U.S. and Canada related to our planned 2013 Canadian retail market entry.

        When we refer to "our company," "we," "our" and "us" in this prospectus supplement, we mean only Target Corporation, and not Target Corporation together with its subsidiaries, unless the context indicates otherwise.

 DESCRIPTION OF NOTES

        The following discussion of the terms of the notes supplements the description of the general terms and provisions of the debt securities contained in the accompanying prospectus and identifies any general terms and provisions described in the accompanying prospectus that will not apply to the notes. Certain terms used but not defined in this prospectus supplement have the meanings specified in the accompanying prospectus.

General

        The notes will be issued in an initial aggregate principal amount of $                    . We will issue the notes under an indenture, dated as of August 4, 2000 between us and The Bank of New York Mellon Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A.), as trustee, as supplemented by the first supplemental indenture dated as of May 1, 2007 (the "indenture"). You should read the accompanying prospectus for a general discussion of the terms and provisions of the indenture.

        The notes will mature at 100% of their principal amount on                     , 2042. The notes will not be listed on any securities exchange.

        The notes will be issued in denominations of $2,000 each and integral multiples of $1,000 in excess thereof.

Interest

        The notes will bear interest at a rate of        % per annum from June     , 2012 or from the most recent interest payment date on which we paid or provided for interest on the notes. The interest payment dates for the notes will be each                        and                         , beginning                        , 2013. See "Description of Debt Securities—Interest and Principal Payments" and "—Fixed Rate Debt Securities" in the accompanying prospectus.

Optional Redemption

        We may redeem the notes, at our option at any time, either in whole or in part, as described under "Description of Debt Securities—Redemption and Repayment of Debt Securities—Optional Redemption By Us" and "—Optional Make-Whole Redemption of Debt Securities" in the accompanying prospectus at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest, if any, thereon to the redemption date:

  •
  100% of the principal amount of the notes to be redeemed; and

  •
  the sum of the present values of the remaining scheduled payments, such payments to be discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the treasury rate plus        basis points.

        The quotation agent will be                        or another primary treasury dealer selected by us.

Change of Control Offer

        If a change of control triggering event occurs, unless we have exercised our option to redeem the notes as described above, we will be required to make an offer (the "change of control offer") to each holder of the notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder's notes on the terms set forth in the notes. In a change of control offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to the date of repurchase (the "change of control payment"). Within 30 days following any change of control triggering event or, at our option, prior to any change of control, but after public announcement of the transaction that constitutes or may constitute the change of control, a notice will be mailed to holders of the notes describing the transaction that constitutes or may constitute the change of control triggering event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "change of control payment date"). The notice will, if mailed prior to the date of consummation of the change of control, state that the change of control offer is conditioned on the change of control triggering event occurring on or prior to the change of control payment date.

        On the change of control payment date, we will, to the extent lawful:

  •
  accept for payment all notes or portions of notes properly tendered pursuant to the change of control offer;

  •
  deposit with the paying agent an amount equal to the change of control payment in respect of all notes or portions of notes properly tendered; and

  •
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

        We will not be required to make a change of control offer upon the occurrence of a change of control triggering event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the change of control payment date an event of default under the indenture, other than a default in the payment of a change of control payment upon a change of control triggering event.

        We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control triggering event. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the notes by virtue of any such conflict.

        For purposes of the change of control offer provisions of the notes, the following terms will be applicable:

        "Change of control" means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person, other than our company or one of our subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding voting stock or other voting stock into which our voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding voting stock or the voting stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; (4) the first day on which a majority of the members of our Board of Directors are not continuing directors; or (5) the adoption of a plan relating to our liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control under clause (2) above if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company. The term "person," as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

        "Change of control triggering event" means the occurrence of both a change of control and a rating event.

        "Continuing directors" means, as of any date of determination, any member of our Board of Directors who (1) was a member of such Board of Directors on the date the notes were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the continuing directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

        "Fitch" means Fitch Inc., and its successors.

        "Investment grade rating" means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us.

        "Moody's" means Moody's Investors Service, Inc., and its successors.

        "Rating agencies" means (1) each of Fitch, Moody's and S&P; and (2) if any of Fitch, Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Fitch, Moody's or S&P, or all of them, as the case may be.

        "Rating event" means the rating on the notes is lowered by at least two of the three rating agencies and the notes are rated below an investment grade rating by at least two of the three rating agencies on any day during the period (which period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) commencing 60 days prior to the first public notice of the occurrence of a change of control or our intention to effect a change of control and ending 60 days following consummation of such change of control.

        "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

        "Voting stock" means, with respect to any specified "person" (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

 SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        For taxable years beginning after December 31, 2012, a U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. person's "net investment income" (in the case of individuals) or "undistributed net investment income" (in the case of estates and trusts) for the relevant taxable year and (2) the excess of the U.S. person's "modified adjusted gross income" (in the case of individuals) or "adjusted gross income" (in the case of estates and trusts) for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual's circumstances). A U.S. Holder's "net investment income" will generally include its interest income from the notes and net gain from the disposition of the notes, unless such interest income and net gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Net investment income may, however, be reduced by properly allocable deductions to such income. U.S. persons that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of the Medicare tax to their income and gains from the notes.

        Legislation was enacted in 2010, contained in Sections 1471 through 1474 of the Code, that will impose a 30% withholding tax on withholdable payments (as defined below) made to a foreign financial institution, unless such institution enters into an agreement with the Treasury to, among other things, collect and provide to it substantial information regarding such institution's U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners. The legislation also generally imposes a withholding tax of 30% on withholdable payments to a non-financial foreign entity unless such entity provides the paying agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes. "Withholdable payments" include payments of interest (including OID) from sources within the U.S., as well as the gross proceeds from the sale of any property of a type which can produce interest from sources within the U.S. unless the payments of interest or gross proceeds are effectively connected with the conduct of a U.S. trade or business and taxed as such. As enacted, these withholding and reporting obligations generally apply to payments made after December 31, 2012 with respect to any notes other than notes outstanding on March 18, 2012. Under proposed Treasury regulations, these withholding and reporting requirements will be delayed until January 1, 2014, and withholding on gross proceeds will be delayed until January 1, 2015. Further, withholding will not apply to notes outstanding on January 1, 2013, unless such notes undergo a significant modification after that date. The proposed Treasury regulations are proposed to be effective on the date of publication of the adoption of the regulations as final regulations. You are urged to consult your own tax advisors regarding the legislation and proposed regulations as they apply to the notes.

        Additional tax considerations and definitions of terms used above are presented under "Certain U.S. Federal Income Tax Considerations" in the accompanying prospectus.

UNDERWRITING

        We and the underwriters for the offering named below have entered into an underwriting agreement dated June     , 2012, with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase, and we have agreed to sell to each underwriter, the principal amount of notes shown in the following table.

Underwriters	Principal Amount of Notes
Barclays Capital Inc.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Goldman, Sachs & Co.

Total	$

        Notes sold by the underwriters to the public initially will be offered at the public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the public offering price of up to        % of the principal amount of notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the public offering price of up to        % of the principal amount of notes. If all the notes are not sold at the public offering price, the underwriters may change such offering price and the other selling terms.

        The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that they intend to make a market in the notes, but they are not obligated to do so and may discontinue such market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

        In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because another underwriter has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the notes, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

        In addition to the underwriting discounts payable to the underwriters as set forth on the cover page of this prospectus supplement, we estimate that our expenses for this offering will be approximately $500,000.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

        In the ordinary course of their respective businesses and in exchange for customary fees, certain of the underwriters and their respective affiliates have in the past provided, currently provide, and may in the future from time to time provide, investment banking and general financing and commercial banking services to us and certain of our affiliates. Certain of the underwriters or their affiliates are lenders under our revolving credit facilities.

        A member of our Board of Directors is a director of Goldman, Sachs & Co., one of the underwriters.

        We have been advised by the underwriters as follows: In the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of the underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions may adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        The notes are offered for sale in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.

European Economic Area

        In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than: (i) to any legal entity which is a qualified investor as defined in the Prospectus Directive; (ii) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters for any such offer; or (iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        This prospectus supplement has been prepared on the basis that all offers of the notes in any Member State of the European Economic Area will be made pursuant to an exemption under Article 3(2) of the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of the notes. Accordingly, any person making or intending to make any offer of the notes in that Relevant Member State may only do so in circumstances in which no obligation arises for us, our affiliates or any of the underwriters to publish a prospectus pursuant to the Prospectus Directive for such offer. Neither we nor any of the underwriters have authorized, nor do we or they authorize, the making of any offer of the notes in circumstances in which an obligation arises for us or any underwriter to publish a prospectus pursuant to the Prospectus Directive for such offer.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State; "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State; and "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        Each of the underwriters has represented and agreed and undertaken that:

  (i)
  it has only communicated, or caused to be communicated, and will only communicate, or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (ii)
  it has complied, and will comply, with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes, in, from or otherwise involving the United Kingdom.

Hong Kong

        The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

        The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the "Financial Instruments and Exchange Law") and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL OPINIONS

        The validity of the notes will be passed upon for us by Faegre Baker Daniels LLP, Minneapolis, Minnesota, and for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York. Simpson Thacher & Bartlett LLP may rely on Faegre Baker Daniels LLP as to matters of Minnesota law.

PROSPECTUS

1000 Nicollet Mall Minneapolis, Minnesota 55403 (612) 304-6073

Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Securities Warrants

We will provide the specific terms of these securities in supplements to this prospectus.
You should read this prospectus and the applicable supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated December 4, 2009.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the "SEC," using a "shelf" registration procedure. Under this shelf procedure, we may sell

  •
  debt securities,

  •
  preferred stock,

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  depositary shares,

  •
  common stock, and

  •
  securities warrants,

either separately or in units, in one or more offerings. This prospectus provides you with a general description of those securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        We may also prepare free writing prospectuses to describe the terms of particular securities, which terms may vary from those described in this prospectus. Any free writing prospectus should therefore be carefully reviewed in connection with this prospectus and with any prospectus supplement referred to therein. A free writing prospectus will not constitute a part of this prospectus.

        The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

        The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Office of Investor Education and Advocacy of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-3000.

        We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference into this prospectus, and information that we file subsequently with the SEC will automatically update information in this prospectus as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered under this prospectus:

  •
  Annual Report on Form 10-K for the year ended January 31, 2009 (including information specifically incorporated by reference into our Form 10-K from our 2008 Annual Report to Shareholders and our definitive Notice and Proxy Statement for our 2009 Annual Meeting of Shareholders);

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  Quarterly Reports on Form 10-Q for the quarters ended May 2, 2009, August 1, 2009 and October 31, 2009;

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  Current Reports on Form 8-K filed May 7, 2009, May 20, 2009, July 9, 2009, August 18, 2009, September 10, 2009, October 8, 2009 and November 17, 2009; and

  •
  the description of the Company's common stock contained in the Registration Statement on Form 8-A filed in connection with the Company's common stock.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Corporate Secretary Target Corporation 1000 Nicollet Mall Minneapolis, Minnesota 55403-2467 (612) 304-6073

        You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

 THE COMPANY

        Target Corporation operates large-format general merchandise discount stores in the United States. As of October 31, 2009, we operated 1,743 stores in 49 states. We operate as two reportable segments: Retail and Credit Card.

        Our Retail Segment includes all of our merchandising operations, including our large-format general merchandise and food discount stores in the United States and our fully integrated online business. We offer both everyday essentials and fashionable, differentiated merchandise at exceptional prices. Our ability to deliver a shopping experience that is preferred by our guests is supported by our strong supply chain and technology infrastructure, a devotion to innovation that is ingrained in our organization and culture, and our disciplined approach to managing our current business and investing in future growth. As a component of the Retail Segment, our online business strategy is designed to enable guests to purchase products seamlessly either online or by locating them in one of our stores with the aid of on-line research and location tools. Our online shopping site offers similar merchandise categories to those found in our stores, excluding food items and household commodities.

        Our Credit Card Segment offers credit to qualified guests through our branded proprietary credit cards, the Target Visa and the Target Card. Our Credit Card Segment strengthens the bond with our guests, drives incremental sales and contributes to our results of operations.

        When we refer to "our company," "we," "our" and "us" in this prospectus under the headings "The Company," "Use of Proceeds" and "Ratios of Earnings to Fixed Charges," we mean Target Corporation and its subsidiaries. When these terms are used elsewhere in this prospectus, we mean Target Corporation (parent company only) unless the context indicates otherwise.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, the net proceeds from the sale of the offered securities will be added to our general funds and may be used to:

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  meet our working capital requirements;

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  fund capital expenditures relating to the construction and fixturing of our new stores;

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  remodel our existing stores;

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  refinance debt; and

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  finance share repurchases and acquisitions of real estate, other assets and companies.

Until the net proceeds have been used, they will be invested in short-term marketable securities.

 RATIOS OF EARNINGS TO FIXED CHARGES

	Fiscal Year Ended					Nine Months Ended
	January 29, 2005	January 28, 2006	February 3, 2007	February 2, 2008	January 31, 2009	November 1, 2008	October 31, 2009
Ratio of Earnings to Fixed Charges*	5.35	7.21	7.06	6.42	4.29	4.16	4.53

*
Ratios are based on our results from continuing operations.

        For purposes of calculating the ratios, fixed charges consist of:

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  interest on debt and capital leases (including capitalized interest);

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  amortization of debt issuance costs; and

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  the interest portion of rental expense.

Fixed charges do not include interest income and interest associated with unrecognized tax benefits, which is recorded within income tax expense.

        The ratio of earnings to fixed charges is calculated as follows:

(earnings from continuing operations before income taxes) + (fixed charges) - (capitalized interest) (fixed charges)

 DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities. A prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture dated as of August 4, 2000 between us and The Bank of New York Mellon Trust Company, National Association (successor to Bank One Trust Company, N.A.), as trustee, as supplemented by the first supplemental indenture dated as of May 1, 2007 and as further amended or supplemented from time to time, referred to herein as the "indenture." As used in this prospectus, "debt securities" means the debentures, notes, bonds and other evidences of indebtedness that we issue and the trustee authenticates and delivers under the indenture.

        We have summarized the material terms and provisions of the indenture in this section. We have also filed the indenture as an exhibit to the registration statement of which this prospectus is a part. You should read the indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indenture so that you can more easily locate these provisions.

General

        The debt securities will be our direct, senior, unsecured obligations. The indenture does not limit the amount of debt securities that we may issue and permits us to issue debt securities from time to time. Debt securities issued under the indenture will be issued as part of a series that has been established by us under the indenture. (Section 301) Unless a prospectus supplement relating to debt securities states otherwise, the indenture and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us that may adversely affect holders of the debt securities.

        A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. (Section 301) These terms will include some or all of the following:

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  the title and type of the debt securities;

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  any limit on the total principal amount of the debt securities;

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  the price at which the debt securities will be issued;

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  the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

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  the maturity date or dates of the debt securities;

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  if the debt securities will bear interest:

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  the interest rate on the debt securities or the method by which the interest rate can be determined;

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  the date from which interest will accrue;

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  the record and interest payment dates for the debt securities;

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  the first interest payment date; and

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  any circumstances under which we may defer interest payments;

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  if the amount of principal or interest payable on the debt securities will be determined by reference to one or more indices, securities or baskets of securities, commodities or baskets of commodities, currency exchange rates, or any other market measure, information as to such indices, securities, commodities, baskets, currencies, or other market measures;

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  any place or places where

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  we can make payments on the debt securities,

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  the debt securities can be surrendered for registration of transfer or exchange, and

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  notices and demands can be given to us relating to the debt securities or under the indenture, in addition to those specified herein;

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  any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities prior to their final maturity, including the identity of the quotation agent, if applicable;

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  any sinking fund provisions that would obligate us to redeem the debt securities prior to their final maturity;

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  the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars;

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  any provisions that would permit us or the holders of the debt securities to elect the currency or currencies in which the debt securities are paid;

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  whether the provisions described under the heading "—Defeasance" below will not apply to the debt securities;

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  any changes to or additional events of default or covenants;

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  if the debt securities will be issued in whole or in part in the form of global securities, the extent to which the description of the book-entry procedures described below under "—Book-Entry, Delivery and Form" will not apply to such global securities—a "global security" means a debt security that we issue in accordance with the indenture to represent all or part of a series of debt securities;

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  if the debt securities will be convertible into or exchangeable for our common stock, preferred stock, or other debt securities at our option or the option of the holders, the provisions relating to such conversion or exchange;

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  the identity of the security registrar and paying agent for the debt securities, if other than The Bank of New York Mellon Trust Company, National Association;

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  any special tax implications of the debt securities; and

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  any other terms of the debt securities.

        A "holder" means, with respect to a registered security, the person in whose name the registered security is registered in the security register. (Section 101)

        Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same interest rate, maturity date and other terms (except for the price to public and issue date) as such debt securities. Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the indenture.

        Unless we specify otherwise in the applicable prospectus supplement, we will not pay any additional amounts on the debt securities offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such debt securities.

Exchange and Transfer

        Any debt securities of a series may be exchanged for other debt securities of that series so long as the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the debt securities that were surrendered for exchange. The debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in New York, New York or any other place of payment. However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under "—Book Entry, Delivery and Form" below. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Sections 305, 1002) If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series. (Section 1002)

        We will not be required to:

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  register the transfer of or exchange debt securities to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or

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  register the transfer of or exchange any registered debt security selected for redemption, in whole or in part, except the unredeemed or unpaid portion of that registered debt security being redeemed in part. (Section 305)

Interest and Principal Payments

        Payments.    Holders may present debt securities for payment of principal, premium, if any, and interest, if any, register the transfer of the debt securities and exchange the debt securities at the office or agency maintained by us for that purpose. On the date of this prospectus, that office is located at c/o The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, Attn: Corporate Trust Window. We refer to The Bank of New York Mellon Trust Company, National Association, acting in this capacity for the debt securities, as the "paying agent."

        Any money that we pay to the paying agent for the purpose of making payments on the debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of a debt security can only look to us for the payments on the debt security. (Section 1003)

        Recipients of Payments.    The paying agent will pay interest to the person in whose name the debt security is registered at the close of business on the applicable record date. Unless otherwise specified in the applicable prospectus supplement, the "record date" means, for any interest payment date, the date 15 calendar days prior to that interest payment date, whether or not that day is a business day. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the debt security. The paying agent will make the payment on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. An "interest payment date"means, for any debt security, a date on which, under the terms of that debt security, regularly scheduled interest is payable.

        Book-Entry Debt Securities.    The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of The Depository Trust Company, referred to herein as "DTC," or any other depositary specified in the applicable prospectus supplement, as holder of book-entry debt securities, by wire transfer of immediately available funds. We expect that the depositary, upon receipt of any payment, will immediately credit its participants' accounts in amounts proportionate to their respective beneficial interests in the book-entry debt securities as shown on the records of the depositary. We also expect that payments by the depositary's participants to owners of beneficial interests in the book-entry debt securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

        Certificated Debt Securities.    Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make payments of interest either:

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  by check mailed to the address of the person entitled to payment as shown on the security register; or

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  by wire transfer to an account designated by a holder, if the holder has given written notice not later than 10 calendar days prior to the applicable interest payment date. (Section 307)

        Payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a debt security will be made in immediately available funds against presentation and surrender of the debt security at the office of the paying agent.

        Discount Debt Securities.    Some debt securities may be considered to be issued with original issue discount, which for these purposes includes a debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity. We refer to these debt securities as "discount notes." In the event of a redemption or repayment of any discount note or if the principal of any debt security that is considered to be issued with original issue discount is declared to be due and payable immediately as described under "—Events of Default" below, the amount of principal due and payable on that debt security will be limited to:

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  the aggregate principal amount of the debt security multiplied by the sum of

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  its issue price, expressed as a percentage of the aggregate principal amount, plus

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  the original issue discount amortized from the date of issue to the date of declaration, expressed as a percentage of the aggregate principal amount.

        For purposes of determining the amount of original issue discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a discount note, original issue discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable discount note (with ratable accruals within a compounding period), and an assumption that the maturity of a discount note will not be accelerated. If the period from the date of issue to the first interest payment date for a discount note (the "initial period") is shorter than the compounding period for the discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable original issue discount discussed above may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended.

        Certain Definitions.    The following are definitions of certain terms we use in this prospectus when discussing principal and interest payments on the debt securities:

        A "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

        The "depositary" means the depositary for global securities issued under the indenture and, unless provided otherwise in the applicable prospectus supplement, means DTC.

        "Euro LIBOR debt securities" means LIBOR debt securities for which the index currency is the euro.

        "London banking day" means any day on which dealings in deposits in the relevant index currency are transacted in the London interbank market.

        "TARGET Settlement Day" means any day on which the Trans-European Automated-Real-time Gross Settlement-Express Transfer System is open.

        References in this prospectus to "U.S. dollar," "U.S.$" or "$" are to the currency of the United States of America. References in this prospectus to "euro" are to the single currency introduced at the commencement of the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended. References in this prospectus to "£," "pounds sterling" or "sterling" are to the currency of the United Kingdom.

Fixed Rate Debt Securities

        Each fixed rate debt security will bear interest from the date of issuance at the annual rate specified in the applicable prospectus supplement until the principal is paid or made available for payment. Unless otherwise specified in the applicable prospectus supplement, the following provisions will apply to fixed rate debt securities offered pursuant to this prospectus.

        How Interest Is Calculated.    Interest on fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

        When Interest Is Paid.    Payments of interest on fixed rate debt securities will be made on the interest payment dates specified in the applicable prospectus supplement.

        Amount Of Interest Payable.    Interest payments for fixed rate debt securities will include accrued interest from and including the issue date (or any other date specified in the applicable prospectus supplement) or from and including the last interest payment date in respect of which interest has been paid or provided for, as the case may be, to but excluding the relevant interest payment date or date of maturity or earlier redemption or repayment, as the case may be.

        If A Payment Date Is Not A Business Day.    If any interest payment date is not a business day, we will pay interest on the next business day, and no interest will accrue as a result of the delay. If the maturity date or date of redemption or repayment is not a business day, we will pay interest, if any, and principal and premium, if any, on the next business day, and no interest will accrue as a result of the delay.

Floating Rate Debt Securities

        Unless otherwise specified in the applicable prospectus supplement, the following provisions will apply to floating rate debt securities offered pursuant to this prospectus.

        Each floating rate debt security will bear interest at a floating rate determined by reference to an interest rate or interest rate formula, which we refer to as the "base rate." The base rate may be one or more of the following:

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  the CD rate;

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  the commercial paper rate;

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  the federal funds rate;

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  LIBOR;

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  the prime rate;

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  the Treasury rate;

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  the CMT rate; or

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  any other rate or interest rate formula specified in the applicable prospectus supplement.

        Formula For Interest Rates.    The interest rate on each floating rate debt security will be calculated by reference to:

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  the specified base rate based on the index maturity;

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  plus or minus the spread, if any; and/or

  •
  multiplied by the spread multiplier, if any.

        For any floating rate debt security, "index maturity" means the period of maturity of the instrument or obligation from which the base rate is calculated and will be specified in the applicable prospectus supplement. The "spread" is the number of basis points (one one-hundredth of a percentage point) specified in the applicable prospectus supplement to be added to or subtracted from the base rate for a floating rate debt security. The "spread multiplier" is the percentage specified in the applicable prospectus supplement to be applied to the base rate for a floating rate debt security.

        Limitations On Interest Rate.    A floating rate debt security may be subject to the following limitations on the interest rate:

  •
  a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest reset period, which we refer to as the "maximum interest rate"; and/or

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  a minimum limitation, or floor, on the rate of interest that may accrue during any interest reset period, which we refer to as the "minimum interest rate."

        Any applicable maximum interest rate or minimum interest rate will be set forth in the applicable prospectus supplement.

        In addition, the interest rate on a floating rate debt security may not be higher than the maximum rate permitted by Minnesota law, as that rate may be modified by United States law of general application. Under current Minnesota law, no maximum rate would apply to the debt securities.

        How Floating Interest Rates Are Reset.    The interest rate in effect from the issue date to the first interest reset date for a floating rate debt security will be the initial interest rate specified in the applicable prospectus supplement. We refer to this rate as the "initial interest rate." The interest rate on each floating rate debt security may be reset daily, weekly, monthly, quarterly, semiannually or annually. This period is the "interest reset period," and the first day of each interest reset period is the "interest reset date." The "interest determination date" for any interest reset date is the day to which the calculation agent will refer when determining the new interest rate at which a floating rate will reset, and, unless otherwise specified in the applicable prospectus supplement, will be as follows:

  •
  for federal funds rate debt securities, the business day prior to the interest reset date;

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  for prime rate debt securities, the business day prior to the interest reset date;

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  for CD rate debt securities, commercial paper rate debt securities and CMT rate debt securities, the second business day prior to the interest reset date;

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  for Euro LIBOR debt securities, the second TARGET Settlement Day prior to the interest reset date;

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  for LIBOR debt securities (other than Euro LIBOR debt securities), the second London banking day prior to the interest reset date, except that the interest determination date pertaining to the interest reset date for a LIBOR debt security for which the index currency is pounds sterling will be the interest reset date;

  •
  for Treasury rate debt securities, the day of the week in which the interest reset date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as a result of a Monday being a legal holiday, an auction is held on the preceding Friday, that Friday will be the interest determination date; and

  •
  for debt securities with two or more base rates, the latest business day that is at least two business days before the applicable interest reset date on which each base rate is determinable.

        The interest reset dates will be specified in the applicable prospectus supplement. If an interest reset date for any floating rate debt security falls on a day that is not business day, it will be postponed to the following business day, except that, in the case of a LIBOR debt security, if that business day is in the next calendar month, the interest reset date will be the immediately preceding business day.

        In the detailed descriptions of the various base rates which follow, the "calculation date" for an interest determination date means the earlier of (i) the tenth calendar day after that interest determination date or, if that day is not a business day, the next business day, and (ii) the business day immediately preceding the applicable interest payment date or maturity date or, for any principal amount to be redeemed or repaid, any redemption or repayment date.

        How Interest Is Calculated.    Interest on floating rate debt securities will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a prospectus supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under "—If A Payment Date Is Not A Business Day."

        Unless otherwise specified in the applicable prospectus supplement, the calculation agent for any issue of floating rate debt securities will be The Bank of New York Mellon Trust Company, National Association. We may appoint a successor calculation agent with the written consent of the paying agent (which consent will not be unreasonably withheld). Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for the floating rate debt security. The calculation agent will notify the paying agent of each determination of the interest rate applicable to any floating rate debt security promptly after the determination is made.

        For a floating rate debt security, accrued interest will be calculated by multiplying the principal amount of the floating rate debt security by an accrued interest factor. This accrued interest factor will be the sum of the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is computed by dividing the interest rate applicable to that day:

  •
  by 360, in the case of CD rate debt securities, commercial paper rate debt securities, federal funds rate debt securities, LIBOR debt securities, other than LIBOR debt securities denominated in pounds sterling, and prime rate debt securities;

  •
  by 365 (or 366 if the last day of the interest period falls in a leap year), in the case of LIBOR debt securities denominated in pounds sterling; or

  •
  by the actual number of days in the year, in the case of Treasury rate debt securities and CMT rate debt securities.

        For these calculations, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding interest reset date or, if none, the initial interest rate.

        All percentages used in or resulting from any calculation of the rate of interest on a floating rate debt security will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with .000005% rounded up to .00001%, and all U.S. dollar amounts used in or resulting from these calculations on floating rate debt securities will be rounded to the nearest cent, with one-half cent rounded upward. All amounts denominated in any other currency used in or resulting from these calculations will be rounded to the nearest two decimal places in that currency, with .005 rounded up to ..01.

        When Interest Is Paid.    We will pay interest on floating rate debt securities on the interest payment dates specified in the applicable prospectus supplement.

        If A Payment Date Is Not A Business Day.    If any interest payment date, other than the maturity date or any earlier redemption or repayment date, for any floating rate debt security falls on a day that is not a business day, such interest payment date will be postponed to the following business day, except that, in the case of a LIBOR debt security, if that business day would fall in the next calendar month, the interest payment date will be the immediately preceding business day. If the maturity date or any earlier redemption or repayment date of a floating rate debt security falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next business day, and no interest will accrue as a result of the delay.

  Base Rates.

        CD Rate Debt Securities.    CD rate debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. Those interest rates will be based on the CD rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

        The "CD rate" means, for any interest determination date, the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable prospectus supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H. 15 (519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15 (519)") under the heading "CDs (Secondary Market)."

        The following procedures will be followed if the CD rate cannot be determined as described above:

  •
  If the above rate is not published in H.15 (519) by 3:00 p.m. (New York City time) on the calculation date, the CD rate will be the rate on that interest determination date set forth in the daily update of H.15 (519), available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication or other recognized source used for the purpose of displaying the applicable rate, which is commonly referred to as the "H.15 Daily Update," for the interest determination date for certificates of deposit having the index maturity specified in the applicable prospectus supplement, under the caption "CDs (Secondary Market)."

  •
  If the above rate is not yet published in either H.15 (519) or the H.15 Daily Update by 3:00 p.m. (New York City time) on the calculation date, the calculation agent will determine the CD rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m. (New York City time) on that interest determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York, New York, which may include the underwriters or agents for the debt securities or their affiliates, selected by the calculation agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of major U.S. money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable prospectus supplement in an amount that is representative for a single transaction in that market at that time.

  •
  If the dealers selected by the calculation agent are not providing quotations as set forth above, the CD rate in effect immediately before that interest determination date will not change and will remain the CD rate in effect on that interest determination date.

        Commercial Paper Rate Debt Securities.    Commercial paper rate debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. Those interest rates will be based on the commercial paper rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

        The "commercial paper rate" means, for any interest determination date, the money market yield, calculated as described below, of the rate on that date for U.S. dollar commercial paper having the index maturity specified in the applicable prospectus supplement, as that rate is published in H.15 (519), under the heading "Commercial Paper—Nonfinancial."

        The following procedures will be followed if the commercial paper rate cannot be determined as described above:

  •
  If the above rate is not published by 3:00 p.m. (New York City time) on the calculation date, then the commercial paper rate will be the money market yield of the rate on that interest determination date for commercial paper of the index maturity specified in the applicable prospectus supplement as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading "Commercial Paper—Nonfinancial."

  •
  If by 3:00 p.m. (New York City time) on that calculation date the rate is not yet published in either H.15 (519) or the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m. (New York City time) on that interest determination date of three leading dealers of U.S. dollar commercial paper in New York, New York, which may include the underwriters or agents for the debt securities or their affiliates, selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable prospectus supplement, placed for an industrial issuer whose bond rating is "Aa" or "AA" (or the equivalent), from a nationally recognized statistical rating agency.

  •
  If fewer than three dealers selected by the calculation agent are not providing quotations as set forth above, the commercial paper rate in effect immediately before that interest determination date will not change and will remain the commercial paper rate in effect on that interest determination date.

        The "money market yield" will be a yield calculated in accordance with the following formula:

money market yield =	D × 360 360 - (D × M)	× 100

where "D" refers to the applicable annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for interest is being calculated.

        Federal Funds Rate Debt Securities.    Federal funds rate debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. Those interest rates will be based on the federal funds rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

        The "federal funds rate" means, for any interest determination date, the rate with respect to that date for U.S. dollar federal funds as published in H.15 (519) under the heading "Federal Funds (Effective)" as displayed on Reuters 3000 Xtra Service ("Reuters"), or any successor service, on page FEDFUNDS1 or any other page as may replace the applicable page on that service, which is referred to as "Reuters Page FEDFUNDS1."

        The following procedures will be followed if the federal funds rate cannot be determined as described above:

  •
  If the above rate is not published in H.15 (519) by 3:00 p.m. (New York City time) on the calculation date, or does not appear on Reuters Page FEDFUNDS1, the federal funds rate will be the rate with respect to that interest determination date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading "Federal Funds (Effective)."

  •
  If the above rate is not yet published in either H.15 (519) or the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, by 3:00 p.m. (New York City time) on the calculation date, the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds prior to 9:00 a.m. (New York City time) on the business day following that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in New York, New York, which may include the underwriters or agents for the debt securities or their affiliates, selected by the calculation agent, after consultation with us.

  •
  If the brokers selected by the calculation agent are not providing quotations as set forth above, the federal funds rate in effect immediately before that interest determination date will not change and will remain the federal funds rate in effect on that interest determination date.

        LIBOR Debt Securities.    LIBOR debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. That interest rate will be based on London Interbank Offered Rate, which is commonly referred to as "LIBOR," and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

        The calculation agent will determine LIBOR for each interest determination date as follows:

  •
  As of the interest determination date, LIBOR will be the rate for deposits in the index currency having the index maturity designated in the applicable prospectus supplement, commencing on the second London banking day immediately following that interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, that appears on the Designated LIBOR Page at approximately 11:00 a.m. (London time) on that interest determination date.

  •
  If no rate appears, then the calculation agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the calculation agent, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity specified in the applicable prospectus supplement commencing on the second London banking day immediately following the interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on that interest determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

  •
  If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., or some other time specified in the applicable prospectus supplement, in the applicable principal financial center for the country of the index currency on that interest determination date, by three major banks in that principal financial center selected by the calculation agent for loans in the index currency to leading European banks, having the index maturity specified in the applicable prospectus supplement and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

  •
  If the banks so selected by the calculation agent are not providing quotations as set forth above, LIBOR in effect immediately before that interest determination date will not change and will remain LIBOR in effect on that interest determination date.

        The "index currency" means the currency specified in the applicable prospectus supplement as the currency for which LIBOR will be calculated or, if the euro is substituted for that currency, the index currency will be the euro. If that currency is not specified in the applicable prospectus supplement, the index currency will be U.S. dollars.

        "Designated LIBOR Page" means the display on Reuters, or any successor service, on page LIBOR01, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

        Prime Rate Debt Securities.    Prime rate debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. That interest rate will be based on the prime rate and any spread and/or spread multiplier, and will be subject to the minimum interest rate and the maximum interest rate, if any.

        The "prime rate" means, for any interest determination date, the rate on that date as published in H.15 (519) under the heading "Bank Prime Loan."

        The following procedures will be followed if the prime rate cannot be determined as described above:

  •
  If the above rate is not published in H.15 (519) prior to 3:00 p.m. (New York City time) on the calculation date, then the prime rate will be the rate on that interest determination date as published in H.15 Daily Update, or other recognized electronic service used for the purpose of displaying the applicable rate, under the heading "Bank Prime Loan."

  •
  If the rate is not published in either H.15 (519) or the H.15 Daily Update, or other recognized electronic service used for the purpose of displaying the applicable rate, by 3:00 p.m. (New York City time) on the calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page (as defined below) as that bank's prime rate or base lending rate as in effect for that interest determination date.

  •
  If fewer than four rates for that interest determination date appear on the Reuters Screen USPRIME 1 Page by 3:00 p.m. (New York City time) on the calculation date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted or base lending rates furnished in New York City by three substitute major banks or trust companies (all organized under the laws of the United States or any of its states and having total equity capital of at least $500,000,000), selected by the calculation agent, after consultation with us.

  •
  If the banks selected by the calculation agent are not providing quotations as set forth above, the prime rate in effect immediately before that interest determination date will not change and will remain the prime rate in effect on that interest determination date.

        "Reuters Screen USPRIME 1 Page" means the display designated as page "USPRIME 1" on Reuters, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks.

        Treasury Rate Debt Securities.    Treasury rate debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. That interest rate will be based on the Treasury rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

  •
  The "Treasury rate" means the rate from the auction held on the applicable interest determination date, which we refer to as the "auction," of direct obligations of the United States, which are commonly referred to as "Treasury Bills," having the index maturity specified in the applicable prospectus supplement as that rate appears under the caption "INVESTMENT RATE" on the display on Reuters, or any successor service, on page USAUCTION 10 or any other page as may replace page USAUCTION 10 on that service, which we refer to as "Reuters Page USAUCTION 10," or page USAUCTION 11 or any other page as may replace page USAUCTION 11 on that service, which we refer to as "Reuters Page USAUCTION 11."

  •
  If the rate described in the immediately preceding bullet point is not published by 3:00 p.m. (New York City time) on the calculation date, the Treasury rate will be the bond equivalent yield of the rate for the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High."

  •
  If the rate described in the immediately preceding bullet point is not published by 3:00 p.m. (New York City time) on the related calculation date, the Treasury rate will be the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury.

  •
  If the rate referred to in the immediately preceding bullet point is not announced by the United States Department of the Treasury, or if the auction is not held, the Treasury rate will be the bond equivalent yield of the rate on the applicable interest determination date of Treasury Bills having the index maturity specified in the applicable prospectus supplement published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market."

  •
  If the rate referred to in the immediately preceding bullet point is not so published by 3:00 p.m. (New York City time) on the related calculation date, the Treasury rate will be the rate on the applicable interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market."

  •
  If the rate referred to in the immediately preceding bullet point is not so published by 3:00 p.m. (New York City time) on the related calculation date, the Treasury rate will be the rate on the applicable interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m. (New York City time) on the applicable interest determination date, of three primary U.S. government securities dealers, which may include the underwriters or agents for the debt securities or their affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable prospectus supplement.

  •
  If the dealers selected by the calculation agent are not providing quotations as set forth above, the Treasury rate in effect immediately before that interest determination date will not change and will remain the Treasury rate in effect on that interest determination date.

        The "bond equivalent yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

bond equivalent yield =	D × N 360 - (D × M)	× 100

where "D" refers to the applicable annual rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

        CMT Rate Debt Securities.    CMT rate debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. That interest rate will be based on the CMT rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

        The "CMT rate" means, for any interest determination date, the rate displayed on the Designated CMT Reuters Page, as defined below, under the caption "Treasury Constant Maturities ... Federal Reserve Board Release H.15... Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index, as defined below, for:

  •
  the rate on that interest determination date, if the Designated CMT Reuters Page is FRBCMT; or

  •
  the week or the month, as applicable, ended immediately preceding the week in which the related interest determination date occurs, if the Designated CMT Reuters Page is FEDCMT.

        The following procedures will be followed if the CMT rate cannot be determined as described above:

  •
  If the above rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m. (New York City time) on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15 (519) under the caption "Treasury Constant Maturities."

  •
  If the above rate described in the immediately preceding bullet point is no longer published, or if not published by 3:00 p.m. (New York City time) on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index or other U.S. Treasury rate for the Designated CMT Maturity Index on the interest determination date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Reuters Page and published in the relevant H.15 (519).

  •
  If the information described in the immediately preceding bullet point is not provided by 3:00 p.m. (New York City time) on the related calculation date, then the calculation agent will determine the CMT rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing bid side prices as of approximately 3:30 p.m. (New York City time) on the interest determination date, reported, according to their written records, by three leading primary U.S. government securities dealers, which we refer to as a "reference dealer," in New York, New York, which may include the underwriters or agents for the debt securities or their affiliates, selected by the calculation agent as described in the following sentence. The calculation agent will select five reference dealers, after consultation with us, and will eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States, which are commonly referred to as "Treasury notes," with an original maturity of approximately the Designated CMT Maturity Index, a remaining term to maturity of no more than 1 year shorter than that Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time.

  •
  If three or four, and not five, of the reference dealers provide quotations as described in the preceding bullet point, then the CMT rate will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of those quotes will be eliminated.

  •
  If the calculation agent cannot obtain three Treasury notes quotations as described in the second preceding bullet point, the calculation agent will determine the CMT rate to be a yield to maturity based on the arithmetic mean of the secondary market bid side prices as of approximately 3:30 p.m. (New York City time) on the interest determination date of three reference dealers in New York, New York, selected using the same method described in the second preceding bullet point, for Treasury notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time.

  •
  If three or four, and not five, of the reference dealers provide quotations as described in the preceding bullet point, then the CMT rate will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of those quotes will be eliminated.

  •
  If fewer than three reference dealers selected by the calculation agent provide quotations as described in the second preceding bullet point, the CMT rate in effect immediately before that interest determination date will not change and will remain the CMT rate in effect on that interest determination date.

        If two Treasury notes with an original maturity greater than the Designated CMT Maturity Index have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury notes with the shorter original remaining term to maturity will be used.

        "Designated CMT Reuters Page" means the display on Reuters, or any successor service, on the page designated in the applicable prospectus supplement or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15 (519). If no page is specified in the applicable prospectus supplement, the Designated CMT Reuters Page will be FEDCMT, for the most recent week.

        "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, as specified in the applicable prospectus supplement, for which the CMT rate will be calculated.

Redemption and Repayment of Debt Securities

        Optional Redemption By Us.    The prospectus supplement will indicate the terms of our option, if any, to redeem the debt securities. We will mail a notice of redemption to each holder which, in the case of global securities, will be the depositary, as holder of the global securities, by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the address of each holder as that address appears upon the books maintained by the security registrar. The debt securities will not be subject to any sinking fund.

        A partial redemption of the debt securities may be effected by such method as the trustee shall deem fair and appropriate and may provide for the selection for redemption of a portion of the principal amount of debt securities held by a holder equal to an authorized denomination. If we redeem less than all of the debt securities and the debt securities are then held in book-entry form, the redemption will be made in accordance with the depositary's customary procedures. We have been advised that it is DTC's practice to determine by the lot the amount of each participant in the debt securities to be redeemed.

        Unless we default in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities called for redemption.

        Optional Make-Whole Redemption of Debt Securities.    If the applicable prospectus supplement provides for a make-whole redemption of debt securities at our option, the following provisions will apply unless otherwise specified in the applicable prospectus supplement. Upon redemption of such debt securities, we will pay a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to the redemption date:

  •
  100% of the principal amount of the debt securities to be redeemed; and

  •
  the sum of the present values of the remaining scheduled payments.

        In determining the present values of the remaining scheduled payments, such payments will be discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the treasury rate plus the spread specified in the applicable prospectus supplement.

        The following terms are relevant to the determination of the redemption price:

        "Treasury rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated yield to maturity of the comparable treasury issue. In determining this rate, the price for the comparable treasury issue (expressed as a percentage of its principal amount) will be assumed to be equal to the comparable treasury price for such redemption date.

        "Comparable treasury issue" means the United States Treasury security selected by an independent investment banker as having an actual or interpolated maturity comparable to the remaining term of the debt securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such debt securities.

        "Independent investment banker" means each of the lead underwriters for the offering of the debt securities to be redeemed or their respective successors as may be appointed from time to time by the quotation agent after consultation with us; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "primary treasury dealer"), we will substitute therefor another primary treasury dealer.

        "Comparable treasury price" means (A) the arithmetic average of the reference treasury dealer quotations for such redemption date after excluding the highest and lowest reference treasury dealer quotations, or (B) if the quotation agent obtains fewer than three reference treasury dealer quotations, the arithmetic average of all reference treasury dealer quotations for such redemption date.

        "Reference treasury dealer quotations" means, with respect to each reference treasury dealer and any redemption date, the arithmetic average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer by 3:30 p.m. on the third business day preceding such redemption date.

        "Reference treasury dealer" means each of the lead underwriters for the offering of the debt securities to be redeemed or their respective successors and any other primary treasury dealer selected by the quotation agent after consultation with us.

        "Remaining scheduled payments" means, with respect to any debt security to be redeemed, the remaining scheduled payments of the principal and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such debt security, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

        The quotation agent will be specified in the applicable prospectus supplement.

        Repayment At Option Of Holder.    Unless the applicable prospectus supplement provides otherwise, debt securities will not be repayable at the option of the holder prior to stated maturity. If the applicable prospectus supplement relating to a series of debt securities indicates that the holder has the option to have us repay a debt security of that series on a date or dates specified prior to its stated maturity date, the repayment price will be equal 100% of the principal amount of the debt security, together with accrued interest to the date of repayment. For debt securities issued with original issue discount, the prospectus supplement will specify the amounts payable upon repayment. See "—Interest and Principal Payments—Discount Debt Securities" for the manner in which such amounts will be determined.

        For us to repay a debt security, the paying agent must receive at least 30 days but not more than 45 days prior to the repayment date:

  •
  the debt security with the form entitled "Option to Elect Repayment" on the reverse of the debt security duly completed; or

  •
  a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the debt security, the principal amount of the debt security, the principal amount of the debt security to be repaid, the certificate number or a description of the tenor and terms of the debt security, a statement that the option to elect repayment is being exercised and a guarantee that the debt security to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the debt security, will be received by the paying agent not later than the fifth business day after the date of the telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if that debt security and form duly completed are received by the paying agent by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.

        Exercise of the repayment option by the holder of a debt security will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination.

        If a debt security is represented by a global security, the depositary or the depositary's nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the depositary's nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.

        We may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the trustee for cancellation.

Foreign Currencies

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will be denominated and payable in U.S. dollars. If any of the debt securities are to be denominated in a foreign currency or currency unit, or if the principal of and premium, if any, and any interest on any of the debt securities is to be payable at your option or at our option in a currency, including a currency unit, other than that in which such debt securities are denominated, we will provide additional information pertaining to such debt securities in the applicable prospectus supplement.

Denominations

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued only in registered form, without coupons, in denominations of $2,000 each and integral multiples of $1,000 in excess thereof. In the event we issue debt securities denominated in a foreign currency, the applicable prospectus supplement will specify the authorized denominations for those debt securities.

Conversion and Exchange

        If any offered debt securities are convertible into preferred stock, depositary shares or common stock at the option of the holders or exchangeable for preferred stock, depositary shares or common stock at our option, the applicable prospectus supplement will include the terms and conditions governing any conversions and exchanges.

Bearer Debt Securities

        If we ever issue bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to debt securities in registered form, and will summarize provisions of the indenture that relate specifically to bearer debt securities.

Original Issue Discount

        Debt securities may be issued under the indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a debt security is an original issue discount security, that means that an amount less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security under the indenture. (Section 101) See "—Interest and Principal Payments—Discount Debt Securities" and "Certain U.S. Federal Income Tax Considerations" for the U.S. federal income tax consequences and other special factors you should consider before purchasing any original issue discount securities.

Classification of Restricted and Unrestricted Subsidiaries

        The indenture contains restrictive covenants that apply to us and all of our restricted subsidiaries. Those covenants do not apply to our unrestricted subsidiaries. For example, the assets and indebtedness of unrestricted subsidiaries and investments by us or our restricted subsidiaries in unrestricted subsidiaries are not included in the calculations described under the heading "—Restrictions on Secured Funded Debt" below. The indenture does not require us to maintain any restricted subsidiaries and, if we do not, the indenture will not provide any limitations on the amount of secured debt created or incurred by our subsidiaries.

        A "subsidiary" is any corporation of which we own more than 50% of the outstanding shares of voting stock, except for directors' qualifying shares, directly or indirectly through one or more of our other subsidiaries. "Voting stock" means stock that is entitled in the ordinary course (i.e., not only as a result of the happening of certain events) to vote in an election for directors.

        "Restricted subsidiaries" means all of our subsidiaries other than unrestricted subsidiaries. A "wholly-owned restricted subsidiary" is a restricted subsidiary of which we own all of the outstanding capital stock directly or indirectly through our other wholly-owned restricted subsidiaries.

        Our "unrestricted subsidiaries" are:

  •
  Target Capital Corporation, Target Receivables Corporation, The Associated Merchandising Corporation and Target Bank;

  •
  certain other finance subsidiaries acquired or formed by us after the date of this prospectus;

  •
  any subsidiary that our board of directors in the future designates as an unrestricted subsidiary under the indenture; and

  •
  any other subsidiary if a majority of its voting stock is owned by an unrestricted subsidiary.

Our board of directors can at any time change a subsidiary's designation from an unrestricted subsidiary to a restricted subsidiary if:

  •
  the majority of that subsidiary's voting stock is not owned by an unrestricted subsidiary, and

  •
  after the change of designation, we would be in compliance with the restrictions contained in the secured funded debt covenant described under the heading "—Restrictions on Secured Funded Debt" below. (Sections 101, 1010(a))

Restrictions on Secured Funded Debt

        The indenture limits the amount of secured funded debt that we and our restricted subsidiaries may incur or otherwise create, including by guarantee. Neither we nor our restricted subsidiaries may incur or otherwise create any new secured funded debt unless immediately after the incurrence or creation:

  •
  the sum of

  •
  the aggregate principal amount of all of our outstanding secured funded debt and that of our restricted subsidiaries (other than certain categories of secured funded debt discussed below), plus

  •
  the aggregate amount of our attributable debt and that of our restricted subsidiaries relating to sale and lease-back transactions,

  •
  does not exceed 15% of our consolidated net tangible assets.

This limitation does not apply if the outstanding debt securities are secured equally and ratably with or prior to the new secured funded debt. (Sections 1008(a), 1008(c))

        "Secured funded debt" means funded debt which is secured by a mortgage, lien or other similar encumbrance upon any of our assets or those of our restricted subsidiaries. (Section 101)

        "Funded debt" means:

  •
  indebtedness maturing, or which we may extend or renew to mature, more than 12 months after the time the amount thereof is computed; plus

  •
  guarantees of indebtedness of the type described in the preceding bullet point, or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business); plus

  •
  funded debt secured by a mortgage, lien or similar encumbrance on our assets or those of our restricted subsidiaries, whether or not the funded debt secured by that mortgage, lien or similar encumbrance on our assets or those of our restricted subsidiaries is assumed by us or one of our restricted subsidiaries; plus

  •
  in the case of a subsidiary, all preferred stock of that subsidiary.

Funded debt does not include any amount relating to obligations under leases, or guarantees of leases, whether or not those obligations would be included as liabilities on our consolidated balance sheet. (Section 101)

        "Indebtedness" means, except as set forth in the next sentence:

  •
  all items of indebtedness or liability, except capital and surplus, which under generally accepted accounting principles would be included in total liabilities on the balance sheet as of the date that indebtedness is being determined;

  •
  indebtedness secured by a mortgage, lien or other similar encumbrance on property owned subject to that mortgage, lien or other similar encumbrance, regardless of whether the indebtedness secured by that mortgage, lien or other similar encumbrance was assumed; and

  •
  guarantees, endorsements (other than for purposes of collection) and other contingent obligations relating to, or to purchase or otherwise acquire, indebtedness of others, unless the amount is included in the preceding two bullet points.

Indebtedness does not include any obligations or guarantees of obligations relating to lease rentals, even if the obligations or guarantees of obligations relating to lease rentals would be included as liabilities on the consolidated balance sheet of us and our restricted subsidiaries. (Section 101)

        "Attributable debt" means:

  •
  the balance sheet liability amount of capital leases as determined by generally accepted accounting principles; plus

  •
  the amount of future minimum operating lease payments required to be disclosed by generally accepted accounting principles, less any amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, discounted using the methodology used to calculate the present value of operating lease payments in our most recent Annual Report to Shareholders reflecting that calculation.

The amount of attributable debt relating to an operating lease that can be terminated by the lessee with the payment of a penalty will be calculated based on the lesser of

  •
  the aggregate amount of lease payments required to be made until the first date the lease can be terminated by the lessee plus the amount of the penalty, or

  •
  the aggregate amount of lease payments required to be made during the remaining term of the lease. (Section 101)

        "Consolidated net tangible assets" means the total consolidated amount of our assets and those of our restricted subsidiaries (minus applicable reserves and other properly deductible items and after excluding any investments made in unrestricted subsidiaries or in corporations while they were unrestricted subsidiaries but which are not subsidiaries at the time of the calculation), minus

  •
  all liabilities and liability items, including leases or guarantees of leases, which under generally accepted accounting principles would be included in the balance sheet, except funded debt, capital stock and surplus, surplus reserves and provisions for deferred income taxes, and

  •
  goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other similar intangibles. (Section 101)

        The following categories of secured funded debt will not be considered in determining whether we are in compliance with the covenant described in the first paragraph under the heading "—Restrictions on Secured Funded Debt":

  •
  secured funded debt of a restricted subsidiary owing to us or to one of our wholly-owned restricted subsidiaries;

  •
  secured funded debt resulting from a mortgage, lien or other similar encumbrance in favor of the U.S. government or any state or any instrumentality thereof to secure certain payments;

  •
  secured funded debt resulting from a mortgage, lien or other similar encumbrance on property, shares of stock or indebtedness of any company existing at the time that the company becomes one of our subsidiaries;

  •
  secured funded debt resulting from a mortgage, lien or other similar encumbrance on property, shares of stock or indebtedness which (1) exists at the time that the property, shares of stock or indebtedness is acquired by us or one of our restricted subsidiaries, including acquisitions by merger or consolidation, (2) secures the payment of any part of the purchase price of or construction cost for the property, shares of stock or indebtedness or (3) secures any indebtedness incurred prior to, at the time of, or within 120 days after, the acquisition of the property, shares of stock or indebtedness or the completion of any construction of the property for the purpose of financing all or a part of the purchase price or construction cost of the property, shares of stock or indebtedness, provided that, in all cases, we continue to comply with the covenant relating to mergers and consolidations discussed under the heading "—Consolidation, Merger or Sale" below;

  •
  secured funded debt secured by a mortgage, lien or other similar encumbrance in connection with the issuance of revenue bonds on which the interest is exempt from federal income tax under the Internal Revenue Code of 1986; and

  •
  any extension, renewal or refunding of (1) any secured funded debt permitted under the first paragraph under "—Restrictions on Secured Funded Debt," (2) any secured funded debt outstanding at January 29, 2000 of any then restricted subsidiary or (3) any secured funded debt of any company outstanding at the time the company became a restricted subsidiary. (Section 1008(b))

Restrictions on Sale and Lease-Back Transactions

        The indenture provides that neither we nor any of our restricted subsidiaries may enter into any sale and lease-back transaction involving any operating property more than 120 days after its acquisition or the completion of its construction and commencement of its full operation, unless either:

  •
  we or the restricted subsidiary could (1) create secured funded debt on the property equal to the attributable debt with respect to the sale and lease-back transaction and (2) still be in compliance with the restrictions on secured funded debt (see "—Restrictions on Secured Funded Debt" above); or

  •
  we apply an amount, subject to credits for certain voluntary retirements of debt securities and/or funded debt, equal to the greater of

  •
  the fair value of the property, or

  •
  the net proceeds of the sale,

    within 120 days, to the retirement of secured funded debt.

        This restriction will not apply to any sale and lease-back transaction

  •
  between us and one of our restricted subsidiaries,

  •
  between any of our restricted subsidiaries, or

  •
  involving a lease for a period, including renewals, of three years or less. (Section 1009)

        "Operating property" means any retail store, distribution center or other property related to our general retail business or that of one of our subsidiaries, parking facilities and any equipment located at, or a part of, any of these properties if it has a net book value greater than .35% of our consolidated net tangible assets and has been owned and operated by us or one of our subsidiaries for more than 90 days. If we acquire a new subsidiary that already owns and operates this type of property, then the property will not be considered operating property until 90 days after the acquisition. (Section 101)

Consolidation, Merger or Sale

        The indenture generally permits a consolidation or merger between us and another corporation. It also permits the sale or transfer by us of all or substantially all of our property and assets and the purchase by us of all or substantially all of the property and assets of another corporation. These transactions are permitted if:

  •
  the resulting or acquiring corporation, if other than us, assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

  •
  immediately after the transaction, no event of default exists; and

  •
  except in the case of a consolidation or merger of a restricted subsidiary with or into us, either:

  •
  we have obtained the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities (as defined in the indenture) of each series, or

  •
  immediately after the transaction, the resulting or acquiring corporation could incur additional secured funded debt and still be in compliance with the restrictions on secured funded debt (see "—Restrictions on Secured Funded Debt" above). (Section 801)

        Even though the indenture contains the provisions described above, we are not required by the indenture to comply with those provisions if we sell all of our property and assets to another corporation if, immediately after the sale:

  •
  that corporation is one of our wholly-owned restricted subsidiaries; and

  •
  we could incur additional secured funded debt and still be in compliance with the restrictions on secured funded debt (see "—Restrictions on Secured Funded Debt" above). (Section 803)

        If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring corporation will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, the successor corporation may exercise our rights and powers under the indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the indenture and under the debt securities. (Section 802)

Modification and Waiver

        Under the indenture, we and the trustee can modify or amend the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities affected by the modification or amendment. However, we may not, without the consent of the holder of each debt security affected:

  •
  change the stated maturity date of any payment of principal or interest;

  •
  reduce certain payments due on the debt securities;

  •
  change the place of payment or currency in which any payment on the debt securities is payable;

  •
  limit a holder's right to sue us for the enforcement of certain payments due on the debt securities;

  •
  reduce the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture;

  •
  limit a holder's right, if any, to repayment of debt securities at the holder's option; or

  •
  modify any of the foregoing requirements or a reduction in the percentage of outstanding debt securities required to waive compliance with certain provisions of the indenture or to waive certain defaults under the indenture. (Section 902)

        Under the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series:

  •
  waive compliance by us with certain restrictive covenants of the indenture; and

  •
  waive any past default under the indenture, except:

  •
  a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

  •
  a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series. (Sections 1012, 513)

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, an "event of default" means, when used in the indenture with respect to any series of debt securities, any of the following:

  •
  failure to pay interest on any debt security of that series for 30 days after the payment is due;

  •
  failure to pay the principal of or any premium on any debt security of that series when due;

  •
  failure to deposit any sinking fund payment on debt securities of that series when due;

  •
  failure to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

  •
  default under any indebtedness for borrowed money, including other series of debt securities, or under any mortgage, lien or other similar encumbrance, indenture or instrument, including the indenture, which secures any indebtedness for borrowed money, and which results in acceleration of the maturity of an outstanding principal amount of indebtedness greater than $100 million, unless the acceleration is rescinded, or the indebtedness is discharged, within 10 days after we have received written notice of the default in the manner specified in the indenture;

  •
  certain events in bankruptcy, insolvency or reorganization; or

  •
  any other event of default that may be specified for the debt securities of that series when that series is created. (Section 501)

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration. (Sections 502, 513)

        The prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The indenture requires us to file an officers' certificate with the trustee each year that states that certain defaults do not exist under the terms of the indenture. (Section 1011) The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. (Section 602)

        Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnification. (Sections 601, 603) If reasonable indemnification is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the trustee; or

  •
  exercising any trust or power conferred upon the trustee. (Sections 512, 603)

        The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

  •
  the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding;

  •
  the trustee has not started the proceeding within 60 days after receiving the request; and

  •
  the trustee has not received directions inconsistent with the request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507)

However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce the payment. (Section 508)

Defeasance

        Defeasance and Discharge.    At the time that we establish a series of debt securities under the indenture, we may provide that the debt securities of that series are subject to the defeasance and discharge provisions of the indenture. Unless otherwise specified in the applicable prospectus supplement, the debt securities offered thereby will be subject to the defeasance and discharge provisions of the indenture, and we will be discharged from our obligations on the debt securities of that series if we deposit with the trustee, in trust, sufficient money or government obligations to pay the principal, interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the indenture and the terms of the debt securities. (Section 403) As used above, "government obligations" means:

  •
  securities of the same government which issued the currency in which the series of debt securities are denominated and in which interest is payable; or

  •
  securities of government agencies backed by the full faith and credit of that government. (Section 101)

        In the event that we deposit funds in trust and discharge our obligations under a series of debt securities as described above, then:

  •
  the indenture will no longer apply to the debt securities of that series (except for obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities and to maintain paying agencies and the trust funds); and

  •
  holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and interest on the debt securities of that series. (Section 403)

        Defeasance of Certain Covenants and Certain Events of Default.    At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of the indenture. Unless otherwise specified in the applicable prospectus supplement, the debt securities offered thereby will be subject to the covenant defeasance provisions of the indenture, and if we make the deposit described in this section under the heading "—Defeasance and Discharge" above:

  •
  we will not have to comply with the following restrictive covenants contained in the indenture:

  •
  Consolidation, Merger or Sale (Sections 801, 803);

  •
  Restrictions on Secured Funded Debt (Section 1008);

  •
  Restrictions on Sale and Lease-Back Transactions (Section 1009);

  •
  Classification of Restricted and Unrestricted Subsidiaries (Section 1010); and

  •
  any other covenant we designate when we establish the series of debt securities; and

  •
  we will not have to treat the events described in the fourth bullet point under the heading "—Events of Default" as they relate to the covenants listed above that have been defeased and no longer are in effect and the events described in the fifth, sixth and seventh bullet points under the heading "—Events of Default" as events of default under the indenture in connection with that series.

In the event of a defeasance, our obligations under the indenture and the debt securities, other than with respect to the covenants and the events of default specifically referred to above, will remain in effect. (Section 1501)

        If we exercise our option not to comply with the certain covenants listed above and the debt securities of that series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or government obligations on deposit with the trustee will be sufficient to pay the principal, interest, any premium and any other sums, due on the debt securities of that series (such as sinking fund payments) on the date the payments are due under the indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1501)

        Substitution of Collateral.    Unless otherwise specified in the applicable prospectus supplement, we will have the ability to, at any time, withdraw any money or government obligations deposited under the defeasance provisions described above if we simultaneously substitute other money and/or government obligations which would satisfy our payment obligations on the debt securities of that series under the defeasance provisions applicable to those debt securities. (Section 402)

        Tax Consequences.    Under federal income tax law, a defeasance and discharge as described above may be treated as an exchange of the related debt securities for an interest in the trust mentioned above. Each holder might be required to recognize gain or loss equal to the difference between:

  •
  the holder's cost or other tax basis for the debt securities, and

  •
  the value of the holder's interest in the trust.

        Holders might also be required to include in income a share of the income, gain or loss of the trust, including gain or loss recognized in connection with any substitution of collateral, as described under the heading "—Substitution of Collateral" above. The exercise of a covenant defeasance may also be treated for U.S. federal income tax purposes as a deemed exchange of the related debt securities for the debt securities as modified. You are urged to consult your own tax advisers as to the specific consequences of a defeasance and discharge or covenant defeasance as described above, including the applicability and effect of tax laws other than U.S. federal income tax law.

Book-Entry, Delivery and Form

        We have obtained the information in this section concerning DTC, Clearstream Banking S.A., or "Clearstream," and Euroclear Bank S.A./N.V., as operator of the Euroclear System, or "Euroclear," and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully-registered global securities which will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Interests held through Clearstream and Euroclear will be recorded on DTC's books as being held by the U.S. depositary for each of Clearstream and Euroclear (the "U.S. Depositories"), which U.S. Depositories will, in turn, hold interests on behalf of their participants' customers' securities accounts. Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global securities will be held in denominations of $2,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a qualified successor depositary within 90 days after receiving that notice;

  •
  at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

  •
  we in our sole discretion determine that such global security will be exchangeable for definitive securities in registered form or elect to terminate the book-entry system through DTC and notify the trustee of our decision; or

  •
  an event of default with respect to the debt securities represented by that global security has occurred and is continuing.

        A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

        We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:

  •
  any aspect of DTC's records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security;

  •
  any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

  •
  the maintenance, supervision or review of any of DTC's records relating to those beneficial ownership interests.

        DTC has advised us that its current practice is to credit direct participants' accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC's records, upon DTC's receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in "street name," and will be the sole responsibility of those participants, and not of DTC or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

  DTC

        So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner's account.

        We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

        Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

        DTC has advised us that it is a limited-purpose trust company organized under the New York banking law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

        DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC's participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTCC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC's book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

        DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

  Clearstream

        Clearstream has advised us that it is incorporated under the laws of Luxembourg as an international clearing system. Clearstream holds securities for its participating organizations, or "Clearstream Participants," and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream's U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

  Euroclear

        Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or "Euroclear Participants," and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the "Euroclear Operator," under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

        The Euroclear Operator is a Belgian bank. As such, it is regulated by the Belgian Banking and Finance Commission and the National Bank of Belgium.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the "Terms and Conditions." The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the Euroclear Operator.

        Euroclear has further advised us that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

        Unless otherwise specified in the applicable prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

        Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

The Trustee

        From time to time, we and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of business.

Notices

        Unless otherwise specified in the applicable prospectus supplement, any notices required to be given to the holders of the debt securities in global form will be given to the depositary.

Governing Law

        The indenture is, and the debt securities will be, governed by, and construed in accordance with, Minnesota law.

 DESCRIPTION OF PREFERRED STOCK

        This section describes the general terms and provisions of our preferred stock that may be offered under this prospectus. The prospectus supplement will describe the specific terms of the series of preferred stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that series of preferred stock.

        We have summarized the material terms and provisions of the preferred stock in this section. We have also filed our restated articles of incorporation, as amended, and the form of certificate of designation, preferences and rights of preferred stock, which we will refer to as the "certificate of designation," as exhibits to the registration statement of which this prospectus is a part. You should read our restated articles of incorporation, as amended, and the certificate of designation relating to the applicable series of the preferred stock for additional information before you buy any preferred stock.

General

        Under our restated articles of incorporation, as amended, our board of directors has the authority, without further shareholder action, to issue a maximum of 5,000,000 shares of preferred stock, including shares issued or reserved for issuance. As of October 31, 2009, we had no shares of preferred stock outstanding. The board of directors has the authority to determine or fix the following terms with respect to shares of any series of preferred stock:

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  the number of shares and designation or title of the shares;

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  dividend rights;

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  whether and upon what terms the shares will be redeemable;

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  the rights of the holders upon our dissolution or upon the distribution of our assets;

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  whether and upon what terms the shares will have a purchase, retirement or sinking fund;

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  whether and upon what terms the shares will be convertible;

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  the voting rights, if any, which will apply; and

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  any other preferences, rights, limitations or restrictions of the series.

If we purchase, redeem or convert shares of preferred stock, we will retire and cancel them and restore them to the status of authorized but unissued shares of preferred stock. Those shares will not be part of any particular series of preferred stock and may be reissued by us.

        As described under "Description of Depositary Shares" below, we may elect to offer depositary shares represented by depositary receipts. If we so elect, each depositary share will represent a fractional interest, to be specified in the applicable prospectus supplement, in a share of preferred stock. If we issue depositary shares representing interests in preferred stock, those shares of preferred stock will be deposited with a depositary.

        The preferred stock offered under this prospectus will have the dividend, liquidation, redemption, voting and conversion rights described in this section unless the applicable prospectus supplement provides otherwise. You should read the prospectus supplement relating to the particular series of preferred stock it offers for specific terms, including:

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  the title and liquidation preference of the preferred stock and the number of shares offered;

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  the initial public offering price at which we will issue the preferred stock;

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  the dividend rate or rates (or method of calculation), the dividend periods, the dates on which dividends will be payable and whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which the dividends will start to cumulate;

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  any redemption or sinking fund provisions;

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  any conversion provisions;

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  whether we have elected to offer depositary shares as described under "Description of Depositary Shares" below; and

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  any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

        When we issue shares of preferred stock, they will be fully paid and nonassessable. This means you will have paid the full purchase price for your shares of preferred stock and you will not be assessed any additional amount for your stock. Unless the applicable prospectus supplement specifies otherwise:

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  each series of preferred stock offered under this prospectus will rank equally in all respects with the outstanding shares of each other series of preferred stock offered under this prospectus;

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  the preferred stock offered under this prospectus will have no preemptive rights to subscribe for any additional securities which we may issue in the future, which means that the holders of those shares of preferred stock will have no right, as holders of shares of preferred stock, to buy any portion of those future securities; and

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  BNY Mellon Shareholder Services will be the transfer agent and registrar for the preferred stock offered under this prospectus and any depositary shares.

Dividends

        The holders of the preferred stock of each series offered under this prospectus will be entitled to receive cash dividends, if, when and as declared by our board of directors or its duly authorized committee, out of our assets that we can legally use to pay dividends. The applicable prospectus supplement relating to a particular series of preferred stock will describe the dividend rates and dates on which dividends will be payable. The rates may be fixed or variable or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used for determining the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates fixed by our board of directors or its duly authorized committee.

        The applicable prospectus supplement will also state whether the dividends on any series of the preferred stock offered under this prospectus are cumulative or noncumulative. If our board of directors does not declare a dividend payable on a dividend payment date on any noncumulative series of preferred stock, then the holders of that series will not be entitled to receive a dividend for that dividend period and we will not be obligated to pay the dividend for that dividend period even if our board declares a dividend on that series payable in the future.

        Our board will not declare and pay a dividend on any of our stock ranking, as to dividends, equal with or junior to the preferred stock offered under this prospectus unless full dividends on that preferred stock have been declared and paid, or declared and sufficient money is set aside for payment. Until full dividends are paid, or declared and payment is set aside, on all preferred stock ranking equal as to dividends, then:

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  we will declare any dividends pro rata among the shares of preferred stock of each series offered under this prospectus and any other series of preferred stock ranking equal to that series of preferred stock offered under this prospectus as to dividends, which means that the dividends we declare per share on each series of such preferred stock will bear the same relationship to each other that the full accrued dividends per share on each such series of the preferred stock bear to each other;

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  other than the above-described pro rata dividends, we will not declare or pay any dividends or declare or make any distributions upon any security ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or upon liquidation, except dividends or distributions paid for with securities ranking junior to that preferred stock as to dividends and upon liquidation; and

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  we will not redeem, purchase or otherwise acquire, or set aside money for a sinking fund for, any securities ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or upon liquidation, except by conversion into or exchange for stock junior to that preferred stock as to dividends and upon liquidation.

We will not owe any interest, or any money in lieu of interest, on any dividend payment(s) on any series of the preferred stock offered under this prospectus which may be past due.

Redemption

        We may redeem all or part of a series of the preferred stock offered under this prospectus and that series may be subject to mandatory redemption under a sinking fund or otherwise, as described in the applicable prospectus supplement. Redeemed shares of preferred stock will become authorized but unissued shares of preferred stock that we may issue in the future.

        If a series of the preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem each year and the redemption price. If shares of preferred stock are redeemed, we will pay all accrued and unpaid dividends on those shares to, but excluding, the redemption date. The prospectus supplement will also specify whether the redemption price will be paid in cash or other property. If

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  we are only permitted to pay the redemption price for a series of preferred stock from the proceeds of a capital stock issuance, and

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  the proceeds from the issuance are insufficient or no issuance has occurred,

then the terms of that series may provide that the preferred stock will automatically and mandatorily be converted into that capital stock.

        If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, our board of directors will determine the number of shares to be redeemed. We will redeem the shares pro rata from the holders of record in proportion to the number of shares held by them, with adjustments to avoid redemption of fractional shares.

        Even though the terms of a series of preferred stock may permit redemption of all or a part of the preferred stock, if any dividends, including accumulated dividends, on that series are past due:

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  we will not redeem any preferred stock of that series unless we simultaneously redeem all outstanding preferred stock of that series; and

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  we will not purchase or otherwise acquire any preferred stock of that series.

The prohibition discussed in the prior sentence will not prohibit us from purchasing or acquiring preferred stock of that series under a purchase or exchange offer if we make the offer on the same terms to all holders of that series.

        Unless the applicable prospectus supplement specifies otherwise, we will give notice of a redemption by mailing a notice to each record holder of the shares to be redeemed, between 30 to 60 days prior to the date fixed for redemption (unless we issue depositary shares representing interests in shares of preferred stock, in which case we will send a notice to the depositary between 40 to 70 days prior to the date fixed for redemption). We will mail the notices to the holders' addresses as they appear on our stock records. Each notice will state:

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  the redemption date;

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  the number of shares and the series of the preferred stock to be redeemed;

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  the redemption price;

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  the place or places where holders can surrender the certificates for the preferred stock for payment of the redemption price;

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  that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

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  the date when the holders' conversion rights, if any, will terminate.

If we redeem fewer than all shares of any series of the preferred stock held by any holder, we will also specify the number of shares to be redeemed from the holder in the notice.

        If we have given notice of the redemption and have provided the funds for the payment of the redemption price, then beginning on the redemption date:

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  the dividends on the preferred stock called for redemption will no longer accrue;

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  those shares will no longer be considered outstanding; and

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  the holders will no longer have any rights as shareholders except to receive the redemption price.

When the holder properly surrenders the redeemed shares, the redemption price will be paid out of the funds provided by us. If we redeem fewer than all of the shares represented by any certificate, we will issue a new certificate representing the unredeemed shares without cost to the holder.

        If a redemption described above is deemed to be a "tender offer" within the meaning of Rule 14e-1 under the Exchange Act, we will comply with all applicable provisions of the Exchange Act.

Conversion

        The applicable prospectus supplement relating to a series of convertible preferred stock will describe the terms on which shares of that series are convertible into shares of common stock or a different series of preferred stock.

Rights Upon Liquidation

        Unless the applicable prospectus states otherwise, if we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of preferred stock offered under this prospectus will be entitled to receive:

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  liquidation distributions in the amount stated in the applicable prospectus supplement; and

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  all accrued and unpaid dividends (whether or not earned or declared).

We will pay these amounts to the holders of shares of those series of preferred stock, and all amounts owing on any preferred stock ranking equally with those series of preferred stock as to distributions upon liquidation, out of our assets available for distribution to shareholders before any distribution is made to holders of any securities ranking junior to those series of preferred stock upon liquidation.

        The sale of all or substantially all of our property and assets, our merger into or consolidation with any other corporation or the merger of any other corporation into us will not be considered a dissolution, liquidation or winding up of our business.

        We will make pro rata distributions to the holders of a series of preferred stock offered under this prospectus and any other shares of our stock ranking equal as to that series of preferred stock as to distributions upon dissolution, liquidation or winding up of our business if:

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  we voluntarily or involuntarily liquidate, dissolve or wind up our business, and

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  we do not have enough assets available for distribution to the holders of that series of preferred stock and any other shares of our stock ranking equal with that series as to any such distribution to pay all amounts to which the holders are entitled.

This means the distributions we pay to the holders of all shares ranking equal as to distributions upon dissolution, liquidation or winding up of our business will bear the same relationship to each other that the full distributable amounts for which those holders are respectively entitled upon dissolution, liquidation or winding up of our business bear to each other.

        After we pay the full amount of the liquidation distribution to which the holders of a series of the preferred stock are entitled, those holders will have no right or claim to any of our remaining assets.

Voting Rights

        Except as described in this section or in the applicable prospectus supplement, or except as expressly required by applicable law, the holders of the preferred stock offered under this prospectus will not be entitled to vote. If the holders of a series of preferred stock are entitled to vote and the applicable prospectus supplement does not state otherwise, then each share of preferred stock will have one vote.

        As more fully described under "Description of Depositary Shares" below, if we issue depositary shares representing fractional interests in a share of preferred stock, the holders of each depositary share will be entitled to a fraction of a vote.

        For any series of preferred stock having one vote per share, the voting power of the series, on matters on which holders of that series and holders of any other series of preferred stock are entitled to vote as a single class, will solely depend on the total number of shares in that series and not the aggregate liquidation preference or initial offering price.

        Unless we receive the consent of the holders of an outstanding series of preferred stock offered under this prospectus and the outstanding shares of all other series of preferred stock which:

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  rank equal with that series either as to dividends or the distribution of assets upon liquidation, dissolution or winding up of our business, and

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  have voting rights that are exercisable and that are similar to those of that series, we will not:

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  authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to that series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of our business; or

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  amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of our restated articles of incorporation, as amended, or of the resolutions contained in a certificate of designation creating that series in a way that materially and adversely affects any right, preference, privilege or voting power of that series.

This consent must be given by the holders of at least two-thirds of all outstanding preferred stock described in the preceding sentence, voting together as a single class. However, we will not be required to obtain this consent with respect to any amendment, alteration or repeal affecting the rights, preferences, privileges or voting powers of preferred stock of the type described above, if we only

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  increase the amount of the authorized preferred stock,

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  create and issue another series of preferred stock, or

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  increase the amount of authorized shares of any series of preferred stock,

so long as that preferred stock in each case ranks equal with or junior to the shares of preferred stock offered under this prospectus with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of our business.

 DESCRIPTION OF DEPOSITARY SHARES

        This section describes the general terms and provisions of the depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

        We have summarized the material terms and provisions of the deposit agreement, the depositary shares and the depositary receipts in this section. We have also filed the form of deposit agreement, including the form of depositary receipt, as an exhibit to the registration statement of which this prospectus is a part. You should read the forms of deposit agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of that series.

General

        We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million, which we refer to in this prospectus as the "depositary." We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

        If you surrender depositary receipts at the principal office of the depositary, unless the related depositary shares have previously been called for redemption, you are entitled to receive the number of shares of preferred stock and any money or other property represented by the depositary shares. We will not issue partial shares of preferred stock. If you deliver depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue you a new depositary receipt evidencing the excess number of depositary shares at the same time that the shares of preferred stock are withdrawn. Holders of preferred stock received in exchange for depositary shares will no longer be entitled to deposit those shares under the deposit agreement or to receive depositary shares in exchange for those shares of preferred stock.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the shares of preferred stock in proportion to the numbers of depositary shares owned by the holders on the relevant record date. The depositary will not distribute amounts less than one cent. The depositary will distribute any balance with the next sum received for distribution to record holders of depositary shares.

        If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

        The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Conversion and Exchange

        If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption of Depositary Shares

        If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary's records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting the Preferred Stock

        When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder's depositary shares should be voted.

        The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested by and deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the depositary shares relating to such preferred stock.

Taxation

        Owners of depositary shares will be treated for federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. Accordingly, for federal income tax purposes they will have the income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

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  no gain or loss will be recognized for federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares as provided in the deposit agreement;

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  the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged for such preferred stock; and

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  the holding period for the preferred stock, in the hands of an exchanging owner of depositary shares who held the depositary shares as a capital asset at the time of the exchange, will include the period that the owner held the depositary shares.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless approved by the record holders of at least a majority of the depositary shares then outstanding. A deposit agreement may be terminated by us or the depositary only if:

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  all outstanding depositary shares relating to the deposit agreement have been redeemed; or

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  there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Miscellaneous

        We will forward to the holders of depositary shares all reports and communications that we must furnish to the holders of the preferred stock.

        Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the depositary's obligations under the deposit agreement will be limited to performance in good faith of duties set forth in the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us and/or the depositary. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

 DESCRIPTION OF COMMON STOCK

        This section describes the general terms and provisions of the shares of our common stock. The prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that common stock.

        We have summarized the material terms and provisions of the common stock in this section. We have also filed our restated articles of incorporation, as amended, and our bylaws as exhibits to the registration statement of which this prospectus is a part. You should read our restated articles of incorporation, as amended, and our bylaws for additional information before you buy any common stock. On September 9, 2009, our board of directors approved certain amendments to our restated articles of incorporation, as amended. These amendments will become effective if approved by holders of 75% of our outstanding voting shares at our 2010 annual shareholders' meeting.

General

        Shares Outstanding.    As of October 31, 2009, our authorized common stock was 6,000,000,000 shares, of which 752,199,693 shares were issued and outstanding.

        Dividends.    Holders of common stock may receive dividends if, when and as declared by our board of directors out of our funds that we can legally use to pay dividends. We may pay dividends in cash, stock or other property. In certain cases, holders of common stock may not receive dividends until we have satisfied our obligations to any holders of outstanding preferred stock.

        Voting Rights.    Holders of common stock have the exclusive power to vote on all matters presented to our shareholders unless Minnesota law or the certificate of designation for an outstanding series of preferred stock gives the holders of that preferred stock the right to vote on certain matters. Each holder of common stock is entitled to one vote per share. Holders of common stock may not cumulate their votes when voting for directors, which means that a holder cannot cast more than one vote per share for each director.

        Other Rights.    If we voluntarily or involuntarily liquidate, dissolve or wind up our business, holders of common stock will receive pro rata, according to shares held by them, any remaining assets distributable to our shareholders after we have provided for any liquidation preference for outstanding shares of preferred stock. When we issue securities in the future, holders of common stock have no preemptive rights to buy any portion of those issued securities. Holders of our common stock have no rights to have their shares of common stock redeemed by us or to convert their shares of common stock into shares of any other class of our capital stock.

        Listing.    Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol "TGT." BNY Mellon Shareholder Services serves as the transfer agent and registrar for the common stock.

        Fully Paid.    The outstanding shares of common stock are fully paid and nonassessable. This means the full purchase price for the outstanding shares of common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional common stock that we may issue in the future pursuant to an offering under this prospectus or upon the conversion or exercise of other securities offered under this prospectus will also be fully paid and nonassessable.

Anti-takeover Provisions Contained in the Articles of Incorporation and Bylaws

        Certain provisions of our restated articles of incorporation, as amended, may make it less likely that our management would be changed or someone would acquire voting control of our company without our board's consent. These provisions may delay, deter or prevent tender offers or takeover attempts that shareholders may believe are in their best interests, including tender offers or attempts that might allow shareholders to receive premiums over the market price of their common stock.

        Fair Price Provision.    Article IV of our restated articles of incorporation, as amended, prohibits certain business combinations between our company and direct and indirect owners of 10% or more of our voting stock, which we will refer to as "interested shareholders," unless those transactions are approved by holders of at least 75% of our outstanding voting stock, voting together as a single class. This 75% approval is in addition to any approval required by law. Business combinations requiring the 75% approval include the following transactions, among others:

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  any merger, consolidation, or statutory exchange of our shares with an interested shareholder or a corporation affiliated with an interested shareholder, subject to limited exceptions;

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  any sale, lease, pledge, or other transfer or disposition of our assets valued at 10% or more of the book value of our consolidated assets to an interested shareholder or person or entity affiliated with an interested shareholder, or any sale, lease, pledge, or other transfer or disposition of an interested shareholder's assets valued at 10% or more of the book value of our consolidated assets to us;

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  the issuance or transfer by us of any of our shares to an interested shareholder or person or entity affiliated with an interested shareholder, subject to limited exceptions that do not increase the percentage of our shares owned by the interested shareholder or the person or entity affiliated with an interested shareholder;

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  the adoption of any plan proposed by or on behalf of an interested shareholder or a person or entity affiliated with an interested shareholder to liquidate or dissolve our company; and

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  any transaction that increases the proportionate share of our stock owned directly or indirectly by an interested shareholder or a person or entity affiliated with an interested shareholder.

        Shareholders do not need to approve a business combination under Article IV of our restated articles of incorporation, as amended, if a majority of the continuing directors approve the business combination. "Continuing directors" are those directors, other than the interested shareholder or any representative or affiliate of the interested shareholder:

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  who were members of the board of directors before the interested shareholder involved in the business combination became an interested shareholder, or

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  whose election or nomination was approved by a majority of directors who were members of the board of directors before the interested shareholder involved in the business combination became an interested shareholder.

        Shareholders also do not need to approve a business combination under Article IV of our restated articles of incorporation, as amended, that meets the conditions specified in Article IV of our restated articles of incorporation, as amended. These conditions include, among other things, the following:

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  holders of our capital stock receive at least the minimum amount of consideration in the business combination determined under Article IV of our restated articles of incorporation, as amended (this condition is designed to ensure that the price received by each shareholder is at least as high as the highest price paid for our shares by the interested shareholder in becoming an interested shareholder or in the two years before the business combination is announced, and also is at least as high as the higher of the fair market value of our shares when the interested shareholder became an interested shareholder or the business combination was announced);

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  the interested shareholder does not acquire any additional shares of our stock after becoming an interested shareholder, unless the additional acquisition is approved by a majority of the continuing directors; and

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  a proxy or information statement describing the proposed business combination is mailed to all holders of our stock at least 30 days before the business combination is completed.

Holders of at least 75% of our outstanding voting stock, voting together as one class, must approve a proposal to amend or repeal, or adopt provisions inconsistent with, Article IV of our restated articles of incorporation, as amended. If approved by shareholders at our 2010 annual shareholders' meeting, the amendments approved by our board of directors will repeal Article IV.

        Preferred Stock.    Our board of directors can at any time, under our restated articles of incorporation, as amended, and without shareholder approval, issue one or more new series of preferred stock. In some cases, the issuance of preferred stock without shareholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy contest or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of our company from acquiring enough voting shares necessary to take control.

        Classified Board.    Members of our board of directors are divided into three classes and serve staggered three-year terms under Article VI of our restated articles of incorporation, as amended. This means that only approximately one-third of our directors are elected at each annual meeting of shareholders and that it would take two years to replace a majority of the directors unless they are removed. Under Article VI of our restated articles of incorporation, as amended, directors can be removed from office during their terms only if holders of at least 75% of our outstanding voting stock, voting together as one class, approve the removal. The holders of at least 75% of our outstanding voting stock, voting together as one class, must approve any proposal to amend or repeal, or adopt any provisions inconsistent with, this provision of our restated articles of incorporation, as amended. If approved by shareholders at our 2010 annual shareholders' meeting, the amendments approved by our board of directors will eliminate the classification of our board of directors and will repeal the super-majority voting requirements to remove directors or to amend Article VI.

        Nomination Procedures.    In addition to our board of directors, shareholders can nominate candidates for our board of directors. However, a shareholder must follow the advance notice procedures described in Article VI of our restated articles of incorporation, as amended. In general, a shareholder must submit a written notice of the nomination to our corporate secretary at least 60 days before a scheduled meeting of our shareholders, together with the written consent of the nominee to serve as director. At least 75% of our outstanding voting stock, voting together as one class, must approve any proposal to amend or repeal, or adopt any provisions inconsistent with, this provision of our restated articles of incorporation, as amended. On September 9, 2009, our board of directors adopted amended by laws that, among other things, changed the required period of advance notice of shareholder nominations to at least 90 days before the anniversary date of the prior year's annual meeting of shareholders. This new notice period will be effective following our 2010 annual shareholders' meeting if our shareholders approve the proposed amendments to Article VI of our restated articles of incorporation, as amended.

        Proposal Procedures.    Shareholders can propose that business other than nominations to our board of directors be considered at an annual meeting of shareholders only if a shareholder follows the advance notice procedures described in our bylaws. In general, a shareholder must submit a written notice of the proposal and the shareholder's interest in the proposal to our corporate secretary at least 90 days before the anniversary date of the previous year's annual meeting of our shareholders. Shareholders seeking to have a proposal, other than director nominations, considered for inclusion in our annual proxy statement must comply with the requirements of Rule 14a-8 of the proxy rules under the federal securities laws.

        Amendment of Bylaws.    Under our bylaws, our board of directors can adopt, amend or repeal the bylaws, subject to limitations under the Minnesota Business Corporation Act. Our shareholders also have the power to change or repeal our bylaws.

 DESCRIPTION OF SECURITIES WARRANTS

        This section describes the general terms and provisions of the securities warrants. The prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those securities warrants.

        We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock, which we collectively refer to as "securities warrants." Securities warrants may be issued alone or together with debt securities, preferred stock, depositary shares or common stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders of securities warrants.

        We have summarized the material terms and provisions of the securities warrant agreements and securities warrants in this section. We have also filed the forms of securities warrant agreements and the certificates representing the securities warrants as exhibits to the registration statement of which this prospectus is a part. You should read the applicable forms of securities warrant agreement and securities warrant certificate for additional information before you buy any securities warrants.

General

        If we offer securities warrants, the applicable prospectus supplement will describe their terms. If securities warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following if applicable:

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  the offering price;

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  the currencies in which the securities warrants are being offered;

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  the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder exercises the securities warrants;

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  the designation and terms of any series of debt securities, preferred stock or depositary shares with which the securities warrants are being offered and the number of securities warrants offered with each debt security, share of preferred stock, depositary share or share of common stock;

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  the date on and after which the holder of the securities warrants can transfer them separately from the related common stock or series of debt securities, preferred stock or depositary shares;

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  the principal amount of the series of debt securities that can be purchased if a holder exercises the securities warrant and the price at which and currencies in which the principal amount may be purchased upon exercise;

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  the date on which the right to exercise the securities warrants begins and the date on which the right expires;

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  United States federal income tax consequences; and

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  any other terms of the securities warrants.

Unless we state otherwise in the applicable prospectus supplement, the securities warrants for the purchase of debt securities will be in registered form only.

        If securities warrants for the purchase of preferred stock, depositary shares or common stock are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following where applicable:

  •
  the offering price;

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  the total number of shares that can be purchased if a holder of the securities warrants exercises them and, in the case of securities warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

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  the designation and terms of the series of debt securities, preferred stock or depositary shares with which the securities warrants are being offered and the number of securities warrants being offered with each debt security, share of preferred stock, depositary share or share of common stock;

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  the date on and after which the holder of the securities warrants can transfer them separately from the related common stock or series of debt securities, preferred stock or depositary shares;

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  the number of shares of preferred stock, depositary shares or shares of common stock that can be purchased if a holder exercises the securities warrant and the price at which the preferred stock, depositary shares or common stock may be purchased upon each exercise;

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  the date on which the right to exercise the securities warrants begins and the date on which the right expires;

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  United States federal income tax consequences; and

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  any other terms of the securities warrants.

Securities warrants for the purchase of preferred stock, depositary shares or common stock will be in registered form only.

        A holder of securities warrant certificates may:

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  exchange them for new certificates of different denominations;

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  present them for registration of transfer; and

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  exercise them at the corporate trust office of the securities warrant agent or any other office indicated in the applicable prospectus supplement.

Until any securities warrants to purchase debt securities are exercised, the holder of these securities warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the indenture. Until any securities warrants to purchase preferred stock, depositary shares or common stock are exercised, holders of these securities warrants will not have any rights of holders of the underlying preferred stock, depositary shares or common stock, including any right to receive dividends or to exercise any voting rights.

Exercise of Securities Warrants

        Each holder of a securities warrant is entitled to purchase the principal amount of debt securities or number of shares of preferred stock, depositary shares or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised securities warrants will become void.

        A holder of securities warrants may exercise them by following the general procedure outlined below:

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  delivering to the securities warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

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  properly completing and signing the reverse side of the securities warrant certificate representing the securities warrants; and

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  delivering the securities warrant certificate representing the securities warrants to the securities warrant agent within five business days of the securities warrant agent receiving payment of the exercise price.

        If you comply with the procedures described above, your securities warrants will be considered to have been exercised when the securities warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock, depositary shares or common stock that you purchased upon exercise. If you exercise fewer than all of the securities warrants represented by a securities warrant certificate, the securities warrant agent will issue to you a new securities warrant certificate for the unexercised amount of securities warrants. Holders of securities warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the securities warrants.

Amendments and Supplements to Securities Warrant Agreements

        We may amend or supplement a securities warrant agreement without the consent of the holders of the applicable securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not materially adversely affect the interests of the holders of the securities warrants. We, along with the securities warrant agent, may also modify or amend a securities warrant agreement and the terms of the securities warrants if a majority of the then-outstanding unexercised securities warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the securities warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments

        Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a common stock warrant will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

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  if we issue capital stock as a dividend or distribution on the common stock;

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  if we subdivide, reclassify or combine the common stock;

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  if we issue rights or warrants to all holders of common stock entitling them to purchase common stock at less than the current market price; or

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  if we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions described below, or if we distribute to all holders of common stock rights or warrants, excluding those referred to in the bullet point above.

        Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.

        Holders of common stock warrants may have additional rights under the following circumstances:

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  a reclassification or change of the common stock;

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  a consolidation or merger involving our company; or

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  a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of the material U.S. federal income tax consequences relevant to the purchase, beneficial ownership and disposition of the debt securities offered by this prospectus. The material U.S. federal income tax consequences relevant to the purchase, beneficial ownership and disposition of common stock, preferred stock, depositary shares and warrants offered by this prospectus will be provided in the applicable prospectus supplement. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder ("Treasury Regulations"), administrative pronouncements of the U.S. Internal Revenue Service ("IRS") and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities could apply on a retroactive basis, and could affect the U.S. federal income tax consequences described below. We will not seek a ruling from the IRS with respect to the matters discussed in this section, and we cannot assure you that the IRS will not challenge one or more of the tax consequences described below.

        This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular investor's circumstances, and does not discuss any aspect of U.S. federal tax law other than income taxation or any state, local or non-U.S. tax consequences of the purchase, ownership and disposition of the debt securities. Except as noted below, this summary addresses only debt securities purchased at initial issuance and held as capital assets within the meaning of the Code (generally, property held for investment) and does not address U.S. federal income tax considerations applicable to investors that may be subject to special tax rules, such as:

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  securities dealers or brokers, or traders in securities electing mark-to-market treatment;

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  banks, thrifts, or other financial institutions;

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  insurance companies;

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  regulated investment companies or real estate investment trusts;

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  tax-exempt organizations;

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  retirement plans;

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  persons holding our debt securities as part of a "straddle," "hedge," "synthetic security" or "conversion transaction" for U.S. federal income tax purposes, or as part of some other integrated investment;

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  partnerships or other pass-through entities for U.S. federal income tax purposes;

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  persons subject to the alternative minimum tax;

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  certain former citizens or residents of the United States;

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  foreign corporations that are classified as "passive foreign investment companies" or "controlled foreign corporations" for U.S. federal income tax purposes; or

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  "U.S. Holders" (as defined below) whose functional currency is not the U.S. dollar.

This discussion assumes that all debt securities will be classified for U.S. federal income tax purposes as our indebtedness, and you should note that in the event of an alternative characterization, the tax consequences would differ from those discussed below. This discussion does not address debt securities denominated or payable in a non-functional currency of an investor or debt securities offered in bearer form.

        In addition, with respect to a particular offering of debt securities, the discussion below must be read with the discussion of material U.S. federal income tax consequences that may appear in the applicable prospectus supplement for that offering. When we use the term "holder" in this section, we are referring to a beneficial holder of the debt securities.

        As used herein, a "U.S. Holder" is a beneficial owner of debt securities that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Code) are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person. An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year).

        A "Non-U.S. Holder" is any beneficial owner of a debt security that, for U.S. federal income tax purposes, is not a U.S. Holder and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

        If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds debt securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partnership holding debt securities, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of the debt securities by the partnership.

        THE DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON. ACCORDINGLY, ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES BASED ON THEIR PARTICULAR CIRCUMSTANCES.

U.S. Federal Income Taxation of U.S. Holders

        Payments of Interest.    Except as set forth below, interest on debt securities generally will be taxable to a U.S. Holder as ordinary income from domestic sources at the time that such interest is paid or accrued in accordance with the U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

        Original Issue Discount.    Special tax accounting rules apply to debt securities issued with "original issue discount" ("OID") for U.S. federal income tax purposes ("OID debt securities"). In general, debt securities will be treated as issued with OID if the "issue price" of the debt securities is less than their "stated redemption price at maturity" unless the amount of such difference is de minimis (less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity). Regardless of the regular method of accounting used by a U.S. Holder for U.S. federal income tax purposes, OID generally must be accrued into gross income on a constant yield basis, in advance of the receipt of some or all of the cash attributable to such OID. However, a U.S. Holder generally will not be required to include separately in income cash payments received on OID debt securities, even if denominated as interest, to the extent those payments do not constitute "qualified stated interest," as defined below.

        The "issue price" of debt securities will be the initial offering price to the public at which a substantial amount of the debt securities is sold for cash (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The "stated redemption price at maturity" of debt securities is the sum of all payments to be made on the debt securities other than "qualified stated interest" payments. A "qualified stated interest" payment is stated interest that is unconditionally payable in cash or in property, other than debt securities of the issuer, at least annually at a single fixed rate (appropriately taking into account the length of the interval between payments). See "—Variable Rate Debt Securities" below for special rules for debt securities that provide for payments of interest based on certain floating rates.

        For OID debt securities having a term of more than one year, the amount of OID includible in gross income by a U.S. Holder of the OID debt securities is the sum of the "daily portions" of OID with respect to the OID debt securities for each day during the taxable year in which such U.S. Holder held the OID debt securities. The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to such accrual period.

        The amount of OID allocable to any accrual period is generally equal to the excess (if any) of (i) the product of the "adjusted issue price" of the OID debt securities at the beginning of such accrual period and the yield to maturity of the OID debt securities, as determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over (ii) the sum of any qualified stated interest payments allocable to the accrual period. For this purpose, accrual periods may be of any length and may vary in length over the term of the OID debt securities provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs at the beginning or the end of an accrual period.

        The adjusted issue price of OID debt securities at the start of any accrual period is equal to the issue price, increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition premium or bond premium, as described below), and reduced by any prior payments with respect to the OID debt securities that were not qualified stated interest payments. The following rules apply to determine the amount of OID allocable to an accrual period:

  •
  if an interval between payments of qualified stated interest contains more than one accrual period, the amount of qualified stated interest payable at the end of the interval is allocated on a pro rata basis to each accrual period in the interval and the adjusted issue price at the beginning of each accrual period in the interval must be increased by the amount of any qualified stated interest that has accrued prior to the beginning of the first day of the accrual period but is not payable until the end of the interval;

  •
  if the accrual period is the final accrual period, the amount of OID allocable to the final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price of the debt security at the beginning of the final accrual period; and

  •
  if all accrual periods are of equal length, except for an initial shorter accrual period or an initial and a final shorter accrual period, the amount of OID allocable to the initial accrual period may be computed under any reasonable method.

        Under the constant yield method for accruing OID, a U.S. Holder generally will have to include in gross income increasingly greater amounts of OID in successive accrual periods.

        Debt securities may contain provisions allowing the debt securities to be redeemed prior to their stated maturity date at our option or at the option of holders. For purposes of determining yield and maturity, debt securities that may be redeemed prior to their stated maturity date at the option of the issuer generally will be treated from the time of issuance as having a maturity date for U.S. federal income tax purposes on such redemption date if such redemption would result in a lower yield to maturity. Conversely, debt securities that may be redeemed prior to their stated maturity date at the option of the holder generally will be treated from the time of issuance as having a maturity date for U.S. federal income tax purposes on such redemption date if such redemption would result in a higher yield to maturity. If the exercise of such an option does not occur, contrary to the assumptions made as of the issue date, then solely for purposes of the accrual of OID, the debt securities will be treated as reissued on the date of the change in circumstances for an amount equal to their adjusted issue price.

        If a U.S. Holder owns a debt security issued with de minimis OID, such U.S. Holder generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that a U.S. Holder has included in income will be treated as capital gain.

        We are required to report to the IRS the amount of OID accrued in respect of OID debt securities held by persons other than corporations and other exempt holders.

        Debt Securities Issued with Contingent Payments.    The tax treatment of a U.S. Holder of a debt security providing for contingent payments will depend on a number of factors including the amount and timing of any contingent payments of principal and interest. This summary does not address the tax treatment of contingent payment debt instruments. Prospective investors of debt securities providing for contingent payments that do not constitute qualified stated interest should examine the applicable prospectus supplement and should consult their own tax advisors regarding U.S. federal income tax consequences of the holding and disposition of such debt securities.

        Short-Term Debt Securities.    In the case of debt securities that have a fixed maturity of one year or less ("short-term debt securities"), all payments, including all payments of stated interest, will be included in the stated redemption price at maturity and will not be qualified stated interest. The short-term debt securities will be treated for U.S. federal income tax purposes as having been issued with OID in the amount of the difference between their issue price and stated redemption price at maturity (unless the U.S. Holder elects to compute OID using tax basis instead of issue price). In general, U.S. Holders that use the accrual method of accounting for U.S. federal income tax purposes and certain other U.S. Holders are required to accrue OID in respect of short-term debt securities into gross income as ordinary income either on a straight-line basis or, if a U.S. Holder so elects, on a constant yield basis using daily compounding. U.S. Holders that are individuals and certain other U.S. Holders that use the cash method of accounting for U.S. federal income tax purposes are not required to accrue OID on short-term debt securities in advance of the receipt of payment unless they elect to do so. If such a U.S. Holder does not elect to accrue OID on short-term debt securities into gross income, then gain subsequently recognized upon the sale, retirement or other disposition of the short-term debt securities generally will be treated as ordinary interest income to the extent of the OID that has accrued through the date of such disposition. Furthermore, a non-electing U.S. Holder of short-term debt securities may be required to defer deductions for a portion of the U.S. Holder's interest expense with respect to any indebtedness incurred or maintained to purchase or carry the short-term debt securities.

        Variable Rate Debt Securities.    Treasury Regulations prescribe special rules for "variable rate debt instruments" that provide for the payment of interest based on certain floating or objective rates. In general, debt securities will qualify as variable rate debt instruments ("variable rate debt securities") if (i) the issue price of the debt securities does not exceed the total non-contingent principal payments due in respect of the debt securities by more than an amount equal to the lesser of (A) 0.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date or (B) 15% of the total non-contingent principal payments, and (ii) the debt securities provide for stated interest, paid or compounded at least annually, at "current values" of (A) one or more "qualified floating rates," (B) a single fixed rate and one or more qualified floating rates, (C) a single "objective rate," or (D) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A current value of a rate is the value of the rate on any date that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

        A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the variable rate debt securities are denominated. Although a multiple of a qualified floating rate generally will not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 can constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the variable rate debt securities (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum stated interest rate (i.e., a cap), a minimum stated interest rate (i.e., a floor) or a restriction on the amount of increase or decrease in the stated interest (i.e., a governor) may, under certain circumstances, fail to be treated as a qualified floating rate unless such restrictions are fixed throughout the term of the variable rate debt securities or are reasonably expected to not have a significant effect on the yield of the variable rate debt securities.

        An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). An objective rate is a "qualified inverse floating rate" if the rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The Treasury Regulations also provide that if debt securities provide for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

        If variable rate debt securities provide for stated interest at either a single qualified floating rate or a single objective rate throughout their term, and such interest is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on such variable rate debt securities will constitute qualified stated interest that is included in gross income by U.S. Holders as received or accrued in accordance with their regular methods of accounting for U.S. federal income tax purposes. Thus, such variable rate debt securities generally will not be treated as having been issued with OID unless the variable rate securities are sold at a discount from their stated principal amount, subject to a de minimis exception. In general, the amount of qualified stated interest and OID, if any, that accrues during an accrual period on such variable rate debt securities is determined under the rules described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the variable rate debt securities. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest that was accrued under the foregoing approach.

        For other variable rate debt securities, the timing and amount of OID and qualified stated interest will be determined by converting the variable rate debt securities into "equivalent fixed rate debt instruments." The conversion of the variable rate debt securities into equivalent fixed rate debt instruments generally involves substituting for any qualified floating rate or qualified inverse floating rate a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the issue date, or substituting for any objective rate (other than a qualified inverse floating rate) a fixed rate that reflects the yield that is reasonably expected for the variable rate debt securities. In the case of variable rate debt securities that provide for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the variable rate debt securities provide for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the variable rate debt securities as of their issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse rate, the variable rate debt securities are then converted into equivalent fixed rate debt instruments in the manner described above.

        Once the variable rate debt securities are converted into equivalent fixed rate debt instruments pursuant to the foregoing rules, the timing and amount of OID and qualified stated interest, if any, are determined for the equivalent fixed rate debt instruments by applying the general OID rules to the equivalent fixed rate debt instruments. A U.S. Holder of such variable rate debt securities will account for OID and qualified stated interest as if the U.S. Holder held the equivalent fixed rate debt instruments. For each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the equivalent fixed rate debt instruments in the event that such amounts differ from the actual amount of interest accrued or paid on the variable rate debt securities during the accrual period.

        Market Discount.    If a U.S. Holder purchases debt securities (other than debt securities purchased at original issue at or above the issue price and other than short-term debt securities) for an amount that is less than their stated redemption price at maturity or, in the case of OID debt securities, their revised issue price, the amount of the difference will be treated as "market discount" for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, a U.S. Holder generally will be required to treat any principal payment and any gain derived from the sale, retirement or other disposition of the debt securities, as ordinary income to the extent of the market discount that has accrued on the debt securities (on a ratable basis or, at the election of the U.S. Holder, a constant yield basis) but has not previously been included in gross income by the U.S. Holder. In addition, a U.S. Holder may be required to defer until the maturity of the debt securities, or their earlier disposition in a taxable transaction, the deduction of all or a portion of any interest expense incurred on indebtedness incurred to purchase or carry such debt securities.

        A U.S. Holder may elect to currently include market discount in gross income as it accrues, under either a ratable or constant yield method, in which case the rules described above regarding characterization of payments and gain as ordinary income and the deferral of interest deductions will not apply. An election to currently include market discount in gross income, once made, applies to all market discount obligations acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.

        Acquisition Premium.    If a U.S. Holder acquires OID debt securities for an amount greater than their adjusted issue price but equal to or less than the sum of all amounts (other than qualified stated interest) payable with respect to the OID debt securities after the date of acquisition, the OID debt securities will be treated as acquired at an acquisition premium. For OID debt securities acquired with acquisition premium, the amount of OID that the U.S. Holder must include in gross income with respect to the OID debt securities for any taxable year will be reduced by the portion of acquisition premium properly allocable to such taxable year.

        Amortizable Bond Premium.    If a U.S. Holder purchases debt securities for an amount in excess of the sum of all amounts payable on the debt securities after the purchase date other than payments of qualified stated interest, the U.S. Holder will be considered to have purchased the debt securities at a "premium" for U.S. federal income tax purposes. In such case, the U.S. Holder generally may elect to amortize the premium over the remaining term of the debt securities, on a constant yield method, as an offset to interest includible in gross income with respect to the debt securities, and the U.S. Holder would not be required to include OID, if any, in gross income in respect of the debt securities. In the case of debt securities that provide for alternative payment schedules, the amount of premium generally is determined by assuming that a holder will exercise or not exercise options in a manner that maximizes the holder's yield, and that the issuer will exercise or not exercise options in a manner that minimizes the holder's yield (although the issuer will be deemed to exercise or not exercise a call option in a manner that maximizes the holder's yield). Any election to amortize premium would apply to all debt securities (other than debt securities the interest on which is excludable from gross income) held or subsequently acquired by a U.S. Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.

        Election to Treat All Interest as OID.    U.S. Holders may elect to treat all interest in respect of debt securities as OID and to calculate the amount includible in gross income for any taxable year under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. If a U.S. Holder makes this election for debt securities with amortizable bond premium, the election is treated as an election under the amortizable bond premium rules described above and the electing U.S. Holder will be required to amortize bond premium for all other debt instruments with amortizable bond premium held or subsequently acquired by the U.S. Holder. The election to treat all interest as OID must be made for the taxable year in which the U.S. Holder acquires the debt securities, and the election may not be revoked without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.

        Sale, Retirement or Other Taxable Disposition of Debt Securities.    Upon the sale, retirement or other taxable disposition of debt securities, a U.S. Holder generally will recognize U.S. source gain or loss equal to the difference between the amount realized upon the sale, retirement or other taxable disposition (other than amounts representing accrued and unpaid qualified stated interest, which will be taxable as ordinary interest income to the extent not previously included in gross income) and the U.S. Holder's adjusted tax basis of the debt securities. In general, the U.S. Holder's adjusted tax basis of the debt securities will equal the U.S. Holder's cost for the debt securities, increased by all accrued OID or market discount previously included in gross income and reduced by any amortized premium and any cash payments previously received in respect of the debt securities other than qualified stated interest payments. Except as described above with respect to certain short-term debt securities and debt securities acquired at a market discount, and except with respect to contingent payment debt instruments and gain or loss attributable to changes in exchange rates which this summary generally does not discuss, such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, retirement or other taxable disposition the debt securities have been held for more than one year. Under current U.S. federal income tax law, certain non-corporate U.S. Holders, including individuals, are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations under the Code.

U.S. Federal Income Taxation of Non-U.S. Holders

        Under present U.S. federal income tax law, and subject to the discussion below concerning backup withholding:

        (a)   payments of interest (including OID, if any) on the debt securities by us or our paying agent to any Non-U.S. Holder will be exempt from the 30% U.S. federal withholding tax, provided that:

  •
  the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership or a bank receiving interest described in Section 881(c)(3)(A) of the Code;

  •
  the interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or, if a tax treaty applies, is not attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States);

  •
  the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the Treasury Regulations thereunder; and

  •
  the certification requirement has been fulfilled with respect to the beneficial owner, as discussed below; and

        (b)   a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the sale, retirement or other taxable disposition of the debt securities, unless:

  •
  the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States).

        The certification requirement referred to in subparagraph (a) above will be fulfilled if (i) the beneficial owner of the debt securities certifies on IRS Form W-8BEN or other successor form, under penalties of perjury, that such beneficial owner is not a U.S. person and provides its name and address, and (ii) the beneficial owner files IRS Form W-8BEN or other sucessor form with the paying agent, or in the case of debt securities held on behalf of the beneficial owner by a securities clearing organization, bank, or other financial institution holding customers' securities in the ordinary course of it trade or business, such financial institution files with the paying agent a statement that it has received the IRS Form W-8EBN or other successor form from the beneficial owner or an intermediate financial institution and furnishes the paying agent with a copy. With respect to debt securities held by a foreign partnership, unless the foreign partnership has entered into a withholding agreement with the IRS, the foreign partnership generally will be required to provide an IRS Form W-8IMY or other successor form and to associate with such form an appropriate certification or other appropriate documentation from each partner. Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding possible additional reporting requirements.

        If a Non-U.S. Holder of debt securities is engaged in the conduct of a trade or business in the United States, and if premium (if any) or interest (including OID) on the debt securities, or gain realized on its sale, retirement or other taxable disposition of the debt securities, is effectively connected with the conduct of such trade or business (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject to regular U.S. federal income tax on its effectively connected income, generally in the same manner as a U.S. Holder. See "—U.S. Federal Income Taxation of U.S. Holders" above. In lieu of the certificates described in the preceding paragraph, such a Non-U.S. Holder will be required to provide to the paying agent a properly executed IRS Form W-8ECI or other successor form to claim an exemption from withholding tax with respect to its effectively connected interest income. In addition, a Non-U.S. Holder that is a foreign corporation may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable tax treaty) on its earnings and profits for the taxable year attributable to its effectively connected income, subject to certain adjustments.

Backup Withholding and Information Reporting

        U.S. Holders.    In general, a U.S. Holder (other than corporations and other exempt holders) will be subject to information reporting requirements with respect to payments of principal, premium, and interest (including OID) paid in respect of, and the proceeds from a sale, redemption or other disposition before maturity of, the debt securities. In addition, such a U.S. Holder may be subject to backup withholding (currently at a 28% rate) on such payments if the U.S. Holder (i) fails to provide an accurate taxpayer identification number to the payor; (ii) has been notified by the IRS of a failure to report all interest or dividends required to be shown on its U.S. federal income tax returns; or (iii) in certain circumstances, fails to comply with applicable certification requirements.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder's U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

        Non-U.S. Holders.    In general, we or our paying agent must report to the IRS and to a Non-U.S. Holder the amount of interest (including OID) on the debt securities paid to the Non-U.S. Holder and the amount of U.S. federal withholding tax, if any, deducted from those payments. Copies of the information returns reporting such interest payments and any associated U.S. federal withholding tax also may be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable tax treaty. A Non-U.S. Holder generally will not be subject to backup withholding with respect to payments that we make on the debt securities provided that we or our paying agent does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person (as defined under the Code), and we or our paying agent has received from the Non-U.S. Holder an appropriate certification of non-U.S. status (i.e., IRS Form W-8BEN or other applicable IRS Form W-8). Information reporting and, depending on the circumstances, backup withholding will apply to the payment of the proceeds of a sale of debt securities that is effected within the United States or effected outside the United States through certain U.S.-related financial intermediaries, unless the Non-U.S. Holder certifies under penalty of perjury as to its non-U.S. status, and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person, or the Non-U.S. Holder otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder's U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. Non-U.S. Holders of debt securities should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if applicable.

 EU DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

        On July 1, 2005, a new European Union ("EU") Directive regarding the taxation of savings income became effective. The Directive requires a Member State to provide to the tax authorities of another Member State details of payments of interest or other similar income payments made by a person within its jurisdiction for the immediate benefit of an individual or to certain non-corporate entities resident in that other Member State (or for certain payments secured for their benefit). However, Austria, Belgium, and Luxembourg have opted out of the reporting requirements and are instead applying a special withholding tax for a transitional period in relation to such payments of interest, deducting tax at rates increasing over time to 35%. This transitional period began on July 1, 2005 and will terminate at the end of the first fiscal year following agreement by certain non-EU countries regarding the exchange of information relating to those payments.

        Beginning on July 1, 2005, a number of non-EU countries and certain dependent or associated territories of Member States have adopted similar measures (either provision of information or transitional withholding) in relation to payments of interest or other similar income payments made by a person in that jurisdiction for the immediate benefit of an individual or to certain non-corporate entities in any Member State. The Member States have entered into reciprocal provision of information or transitional special withholding tax arrangements with certain of those dependent or associated territories. These apply in the same way to payments by persons in any Member State to individuals or certain non-corporate residents in those territories.

        No additional amounts will be payable with respect to any of our securities if a payment on a security is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such directive. Holders should consult their tax advisers regarding the implications of the Directive in their particular circumstances.

 PLAN OF DISTRIBUTION

        We may sell the securities offered under this prospectus through agents, through underwriters or dealers or directly to one or more purchasers.

        Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified, and their compensation, including any underwriting discount, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

        The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

        We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters' obligations with respect to the auction.

        If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by institutions to purchase offered securities from us under contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

  •
  commercial and savings banks;

  •
  insurance companies;

  •
  pension funds;

  •
  investment companies; and

  •
  educational and charitable institutions.

The institutional purchaser's obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

        We may have agreements with any underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

        In connection with any offering of the securities offered under this prospectus, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of securities than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

        Underwriters may also impose a penalty bid in any offering of securities offered under this prospectus through a syndicate of underwriters. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by underwriters may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus. As a result, the price of such securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

        The securities may be offered and sold in the United States and in certain jurisdictions outside the United States in which such offer and sale is permitted.

United Kingdom

        Each underwriter will represent and agree, with respect to our securities offered and sold by it, that:

  (i)
  it has only communicated, or caused to be communicated, and will only communicate, or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA") received by it in connection with the issue or sale of such securities in circumstances in which Section 21(1) of the FSMA does not and will not apply to us; and

  (ii)
  it has complied, and will comply, with all applicable provisions of the FSMA with respect to anything done by it in relation to such securities, in, from or otherwise involving the United Kingdom.

European Economic Area

        Each underwriter will represent and agree, with respect to our securities offered and sold by it, that, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), it has not made and will not make an offer of such securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of such securities to the public in that Relevant Member State at any time:

  •
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  •
  to any legal entity which meets two or more of the following criteria: (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, in each case as determined in accordance with the Prospectus Directive and as shown in its last annual or consolidated accounts; or

  •
  in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

        This prospectus has been prepared on the basis that all offers of the securities in any Member State of the European Economic Area will be made pursuant to an exemption under Article 3(2) of the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of the securities. Accordingly, any person making or intending to make any offer of the securities in that Relevant Member State may only do so in circumstances in which no obligation arises for us, our affiliates or any of the underwriters or agents to publish a prospectus pursuant to the Prospectus Directive for such offer. Neither we nor the underwriters or agents have authorized, nor do we or they authorize, the making of any offer of the securities in circumstances in which an obligation arises for us or any underwriter to publish a prospectus pursuant to the Prospectus Directive for such offer.

        For the purposes of the foregoing, the term "offer of such securities to the public" in relation to any such securities in any Relevant Member State means the communication in any form and by any means, of sufficient information of the terms of the offer and such securities to be offered, so as to enable an investor to decide to purchase or subscribe for such securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Member State and the term "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in the applicable Relevant Member State.

        Purchasers of our securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the price to public disclosed in the applicable prospectus supplement.

        When we issue the securities (other than shares of common stock) offered under this prospectus, these securities may be new securities without an established trading market. If we sell a security offered under this prospectus to an underwriter for public offering and sale, any underwriter may make a market for that security, but that underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any securities offered under this prospectus.

        Underwriters and agents and their affiliates may engage in transactions with, perform services for, or be customers of, us or our subsidiaries in the ordinary course of their businesses. In connection with the issuance and sale of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gains or other benefits from these transactions.

LEGAL OPINIONS

        Timothy R. Baer, Esq., who is our General Counsel, or another of our lawyers will issue an opinion with respect to the legality of the securities offered under this prospectus. Mr. Baer owns, or has the right to acquire, a number of shares of our common stock which represents less than 1% of the total outstanding common stock. Any underwriters will be represented by their own legal counsel.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended January 31, 2009, and the effectiveness of our internal control over financial reporting as of January 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus. Such consolidated financial statements and schedule are, and audited consolidated financial statements and schedule to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firms as experts in accounting and auditing.

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and accompanying prospectus is current only as of their respective dates.

Prospectus Supplement

$

                  % Notes due 2042

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch
Barclays
J.P. Morgan
Citigroup
Goldman, Sachs & Co.